Exhibit 10.2

NEWTON WELLESLEY EXECUTIVE OFFICE PARK LLC

LEASE

Landlord and Tenant (as hereinafter defined), hereby agree to the following Lease dated this 30th day of December 2010.

Section 1. Definitions and Exhibits.

(A) Definitions. Each reference in this Lease to any of the following terms shall be construed to incorporate the data stated for that term in this Section 1.

(1)	LANDLORD:	Newton Wellesley Executive Office Park LLC, a Massachusetts limited liability company.

(2)	LANDLORD’S ADDRESS:	Newton Wellesley Executive Office Park LLC c/o The Nelson Companies, Ltd. 75 Third Avenue Waltham, MA 02451 Attention: Douglas G. Waybright

(3)	TENANT: FleetMatics USA, LLC.

(4)	TENANT’S ADDRESS (for notice and billing): Prior to the Commencement Date, 49 Walnut Park, Building 2, Wellesley, MA 02481; thereafter, 70 Walnut Street, Suite 200, Wellesley, MA 02481.

(5)	DESCRIPTION OF TENANT’S BUSINESS ORGANIZATION: a Delaware limited liability company.

(6)	BUILDING (Address): 70 Walnut Street, Wellesley, MA 02481.

(7)	LEASED PREMISES: the Second Floor; see Exhibit A.

(8)	TERM OF LEASE: Six (6) years.

(9)	ANTICIPATED COMMENCEMENT DATE: March 1, 2011.

(10)	COMMENCEMENT DATE: See Section 3(A).

(10A)	RENT COMMENCEMENT DATE: Four (4) months after the Commencement Date.

(11)	TERMINATION DATE: Six (6) years from the Commencement Date.

(12)	MINIMUM ANNUAL RENT: $110,500.00 from the Rent Commencement Date through the end of the 1st year of the Lease; $146,250.00 during the 2nd year of the Lease; $225,250.00 during the 3rd year of the Lease; $229,500.00 during the 4th year of the Lease; $233,750.00 during the 5th year of the Lease; and $238,000.00 from the beginning of the 6th year of the Lease through the Termination Date.

(13)	MINIMUM MONTHLY RENT INSTALLMENTS: $13,812.50 from the Rent Commencement Date through the end of the 1st year of the Lease; $16,250.00 commencing the fourth month of the 2nd year of the Lease to the end of the 2nd year of the Lease; $18,770.83 during the 3rd year of the Lease; $19,125.00 during the 4th year of the Lease; $19,479.17 during the 5th year of the Lease; and $19,833.33 from the beginning of the 6th year of the Lease through the Termination Date.

(14)	SECURITY DEPOSIT: $56,312.49; See Section 4(B).

(15)	TOTAL RENTABLE AREA OF THE LEASED PREMISES: 8,500 sq. ft.

(16)	TOTAL RENTABLE AREA IN THE BUILDING: 34,000 sq. ft.

(17)	TAX BASE: Fiscal Year 2011.

(18)	TAX PERCENTAGE: 25%.

(19)	OPERATING COST BASE: Calendar Year 2011.

(20)	OPERATING COST PERCENTAGE: 25%.

(21) TENANTS ELECTRICITY CHARGE (Not Included in Minimum Annual Rent): $1.50 per square foot of Total Rentable Area of the Leased Premises commencing the 2nd year of the Lease Term.

(22)	TENANT’S PARKING SPACES: Twenty-six (26) spaces.

(23)	BROKER: Grubb & Ellis and The Nelson Companies, Ltd.

(B) Exhibits. The Exhibits listed below and preceded by an “X” are incorporated in this Lease by reference and are to be construed as part of this Lease.

(X)	Exhibit A: Plan Showing Leased Premises

(X)	Exhibit B: Plan Showing Parking Area in which Tenant’s Parking is located

(X)	Exhibit C: Rules and Regulations, including Exhibits C-l and C-2

( )	Exhibit D: Landlord’s Construction Work, including Exhibits D-1 and D-2

( )	Exhibit E: Intentionally omitted

(X)	Exhibit F: Building Services

( )	Exhibit G: Intentionally omitted

(X)	Exhibit H: Estoppel Certificate/SNDA

(X)	Exhibit I: Signage

(X)	Exhibit J: Option to Extend

(X)	Exhibit K: Preferential Right

Section 2. The Leased Premises; Parking; the Land; Office Park; Common Property; Right to Relocate.

(A) Leased Premises. The Landlord hereby lets to the Tenant, and the Tenant hires from the Landlord, upon and subject to the terms and provisions of this Lease, the Leased Premises (which are more particularly shown as the area outlined on the plan attached hereto and incorporated herein as Exhibit “A”).

(B) Parking; the Land. The Leased Premises are leased together with the right of Tenant to use the land on which the Building is situated (the “Land”) adjacent to the Building and in such locations thereon as are designated from time to time by Landlord, for parking by its customers, employees, suppliers and visitors, in common with others from time to time entitled thereto (said parking area being outlined in blue on the plan attached hereto as Exhibit “B”). Tenant shall be entitled to use the number of Tenant’s Parking Spaces on an unassigned and unreserved basis. Landlord reserves the right from time to time, and at Landlord’s sole discretion, to alter, reduce or redesign the parking area to temporarily close portions of the parking area, or to relocate the ingress and egress to and from the parking area and Building. Tenant and its employees shall also have the right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide. Notwithstanding any supervision or control over any parking area on the Land which Landlord may undertake pursuant to this Lease or otherwise, Tenant acknowledges and agrees that Landlord shall not be responsible or obligated hereunder to furnish any security or security services to any parking area, the Land or the Building.

(C) Office Park; Common Property. The Building is situated in Newton Wellesley Executive Office Park (as from time to time constituted, the “Office Park”). The term “Common Property”, as hereinafter used, shall mean all of the land and facilities in the Office Park, as from time to time constituted (including land owned by any entity affiliated with Landlord), which is used or enjoyed by, or made available to, Tenant and other lessees of the Office Park for access, parking or other purposes; provided, however, that Common Property shall not include any buildings reserved exclusively for the lessees thereof; land reserved exclusively to provide parking for other buildings within the Office Park; or property reserved for future development by Landlord, except to the extent the same is reserved for, made available to or used by all lessees of the Office Park.

(D) Intentionally omitted.

Section 3. Term of Lease; Landlord’s Construction.

(A) Definitions. For the purpose of this Lease, the following definitions shall apply:

(1) “Anticipated Commencement Date.” The date (as stated in Section 1(A)(9)) on which it is anticipated that the Leased Premises shall be ready for Tenant’s occupancy.

(2) “Commencement Date.” The Commencement Date shall be the date on which the Leased Premises are ready for Tenant’s occupancy (as defined in Section 3(B) hereof). If the Leased Premises are not ready for such occupancy and, pursuant to Landlord’s permission, Tenant takes possession of the whole or any part of the Leased Premises prior thereto for the conduct of its business, the Commencement Date shall be the date upon which Tenant so takes possession.

(B) Readiness for Occupancy. The Leased Premises shall be deemed to be ready for Tenant’s occupancy as soon as the initial work to the Leased Premises to be performed by Landlord pursuant to Exhibit “D” attached hereto shall have been substantially completed and the Leased Premises shall have been tendered to Tenant, ready for occupancy. The term “substantially completed”, as used herein, shall mean that the work to be performed by Landlord has been completed, with the exception of minor items of construction set forth in a so-called “punch-list” signed by Landlord and Tenant, the completion of which shall not unduly interfere with the conduct of Tenant’s business in the Leased Premises.

(C) Term of Lease. The Term of this Lease shall begin on the Commencement Date and shall end on the Termination Date. After the beginning of the Term, Landlord and Tenant shall, upon the request of either, execute an agreement specifying the date on which the Term begins; provided, however, the failure of Landlord and Tenant to execute such an agreement shall have no effect upon such date.

(D) Completion Date and Delays. Subject to delays caused by factors beyond the reasonable control of Landlord (including, but not limited to, the action or inaction of Tenant), Landlord shall use its best efforts to have the Leased Premises ready for Tenant’s occupancy on or before the Anticipated Commencement Date. The failure by Landlord to have the Leased Premises ready on the Anticipated Commencement Date because of construction delays, or for any other reason beyond Landlord’s control shall in no way affect the validity of the Lease or the obligations imposed by the Lease on Tenant and Tenant shall have no claim against Landlord for any such failure.

Notwithstanding anything herein to the contrary, except if attributable to Tenant’s Delay (as defined in Exhibit “D” hereto) or delays in obtaining regulatory approvals beyond Landlord’s reasonable control (“Regulatory Delays”), in the event the Leased Premises are not “substantially completed”, as such term is defined in Section 3(B) hereof, on or before thirty (30) days after the Anticipated Commencement Date (such date to be extended by the total aggregate length of Tenant’s Delay and Regulatory Delays), Tenant shall be entitled to one (1) additional day of rent abatement for each day of delay beyond said thirty-day period.

(E) Alteration of Leased Premises. Except as specifically provided for in Exhibit “D” attached hereto and incorporated herein, Tenant agrees to accept the Leased Premises “AS-IS”, and Tenant acknowledges that Landlord has no present or future intention to make any alterations, renovations or improvements to the Leased Premises or to the Building, other than as set forth in Exhibit “D” attached hereto.

Section 4. Minimum Annual Rent; Security Deposit.

(A) Minimum Annual Rent. Tenant covenants and agrees to pay to Landlord, without set-off or deduction, the Minimum Annual Rent during each year of the Term of the Lease. Such Minimum Annual Rent shall be payable in equal Minimum Monthly Rent Installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at the Landlord’s Address, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a bank which is a member of the Boston or New York Clearing House Association; provided, however, the Minimum Annual Rent shall commence on the Rent Commencement Date and additional rent and all other charges (exclusive of Tenant’s Electricity Charge, which shall commence the beginning of the 2nd year of the Lease Term) required to be paid under this Lease shall commence on the Commencement Date and Minimum Annual Rent and additional rent and all other charges required to be paid under this Lease for any partial month during the Term shall be prorated on a daily basis. If Minimum Annual Rent commences on a day other than the first day of calendar month, the first payment that Tenant shall make to Landlord shall be payable on the date Minimum Annual Rent commences and shall be equal to a proportionate part of the monthly installment of Minimum Annual Rent for the partial month in which Minimum Annual Rent commences plus the Minimum Monthly Rent Installment due for the succeeding calendar month.

(B) Security Deposit.

(1) The amount of any security deposit set forth in Section 1 of this Lease shall be deposited with Landlord upon execution of this Lease. The security deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease to be observed and performed by Tenant. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

(2) If the Minimum Annual Rent or any additional rents payable hereunder shall be overdue and unpaid or should Landlord make payment on behalf of the Tenant, or should Tenant fail to perform any of the other terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire security deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Minimum Annual Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore the security deposit to the original sum deposited. It is understood and agreed that such security deposit is not to be considered as prepaid rent, nor shall Landlord’s damages be limited to the amount of such security deposit. If Tenant shall comply with all of the terms of this Lease and shall promptly pay all of the rents as they fall due, and all other sums payable by Tenant to Landlord, the security deposit shall be returned in full to Tenant at the end of the term.

(3) In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the security deposit shall be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

(4) Notwithstanding anything herein to the contrary, if Tenant shall be in possession of the Leased Premises and shall not have been in default of this Lease during the first three years of the Term of this Lease, as of the commencement of the fourth year of the Term of this Lease, upon Tenant’s written request to Landlord, the Security Deposit shall be reduced to $37,541.66 and Landlord shall refund the excess amount of the Security Deposit then held by Landlord.

(C) Late Charge.

Commencing on the Commencement Date, when the Minimum Annual Rent is not paid by the tenth (10th) day of the month for which it is due, Tenant agrees to pay a penalty charge of the lesser of three (3%) percent of the Minimum Monthly Rent Installment due or the maximum lawful charge. This shall also apply for any dishonored check which results in the failure of Landlord to receive Minimum Annual Rent by the tenth (10th) day of the month for which Minimum Annual Rent is due. Nothing in this Section 4(C) shall be deemed to be a waiver of any right of Landlord including but not limited to Landlord’s right to bring an action for default under this Lease for non-payment of Minimum Annual Rent. If, because of Tenant’s default under any covenant of the Lease, including the non-payment of Minimum Annual Rent, Landlord institutes an action for summary proceedings against Tenant, Tenant agrees to reimburse Landlord for the expense of reasonable attorney’s fees plus costs and disbursements and the same shall be included in such action as additional rent, and same shall be due and payable in said actions.

Section 5. Payment for Increases in Real Estate Taxes.

(A) Definitions. For the purpose of this Lease, the following definitions shall apply:

(1) The term “Tax Year” shall mean the twelve (12) month period commencing on July 1 next preceding the Commencement Date and each succeeding twelve (12) month period commencing on July 1 during the Term hereof.

(2) The term “Tax Base” shall mean the amount set forth and/or calculated as provided in Section 1(A)(17) hereof.

(3) The term “Taxes” shall mean all taxes, betterments, assessments (special or otherwise), levies, license, permit and other fees, water and sewer rents and charges, and all other charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever levied, assessed or imposed at any time by any governmental authority upon or against the Building, the Land and the Common Property (all of the same being herein sometimes collectively referred to as the “Property”), or taxes or payments in lieu thereof. The amount of any betterments, special taxes or special assessments included in Landlord’s Taxes for any tax fiscal year shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon, provided, however, that Tenant shall be responsible for penalty interest payments if due to Tenant’s failure to make its installment in a timely fashion) of such special tax or special assessment required to be paid during or with respect to the year in question. If, at any time during the Term of this Lease, any tax or excise on rents, or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, the same shall be included in Taxes; provided, however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord.

(4) The term “Tax Percentage”, as set forth in Section 1(A)(18), shall mean the percentage equivalent to the ratio of the Total Rentable Area from time to time contained in the Leased Premises to the Total Rentable Area of the Building. (The Tax Percentage set forth in Section 1(A)(18) is that determined as of the Commencement Date.)

(B) Payment of Taxes.

(1) In addition to the rents and other charges payable by Tenant as provided herein, with respect to each Tax Year (or portion thereof) during the Term hereof Tenant shall pay :o Landlord (as additional rent), in the manner provided for the payment of Minimum Annual Rent, an amount equal to the product of the Tax Percentage times the amount by which the total of (a)(i) the Taxes imposed on or against the Building and the Land plus (ii) the fairly allocated percentage of the Taxes imposed on or against the balance of the Property exceeds (b) the Tax Base (such product being hereinafter referred to as the “Tax Excess”). In the event the Total Rentable Area of the Leased Premises shall be increased at any time during the Term of this Lease, the Tax Excess due for the period subsequent to which any such increase becomes effective shall be appropriately adjusted to reflect any such increase. Payment of Tenant’s Tax Excess shall be made to Landlord within twenty (20) days from the date Landlord shall give written notice to Tenant that based upon a bill (or estimated bill) received for Taxes (or for partial Taxes), or other form of notice received from any governmental authority responsible for collection of Taxes, there is due from Tenant any Tax Excess (which notice shall set forth the manner of computation of any Tax Excess due from Tenant). At Landlord’s election, simultaneously with such payment of Tax Excess in respect of any Tax Year, and on the first day of each of the next succeeding eleven calendar months, Tenant shall remit to Landlord one-twelfth of the Tax Excess. If the total of such monthly remittances is greater than the Tax Excess for the next succeeding Tax Year, Tenant may credit the difference against the next installment of Tax Excess due to Landlord hereunder; and if the total of such remittances is less than the Tax Excess for such next succeeding Tax Year, Tenant shall pay the difference to Landlord at the time any Tax Excess becomes due and payable as hereinabove provided. If, for any reason whatsoever, Tenant does not pay its share of any Tax Excess prior to any date on which such share is due and payable, Tenant shall be responsible for any interest or penalties imposed on Landlord as a result or arising out of such late payment.

(2) If, after Tenant shall have made any payment to Landlord pursuant to this Section 5, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise, Landlord shall, within thirty (30) days after receiving the refund, pay or credit to Tenant such percentage of the refund (less the proportional, prorata expenses, including attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such a refund is obtained.

(3) In the event this Lease shall commence or shall end (by reason of expiration of the Term or earlier termination pursuant to the provisions hereof) on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this Section 5 shall be appropriately adjusted. Any overpayments by Tenant for the year in which the Term ends shall be refunded to Tenant upon such adjustment provided there are no outstanding amounts due Landlord under this Lease, in which event Landlord shall have the right to retain such overpayments and apply the same to such amount due.

Section 6. Payment of Increases in Operating Costs.

(A) Definitions. For the purpose of this Lease, the following definitions shall apply:

(1) The term “Operating Cost Year” shall mean the twelve (12) month period commencing on January 1 next preceding the Commencement Date and each succeeding twelve month period commencing on January 1 during the Term hereof.

(2) The term “Operating Cost Base” shall mean the amount set forth and/or calculated as provided in Section 1(A)(19) hereof.

(3) The term “Operating Costs” shall include all costs or expenses incurred for the operation, management, maintenance and up keep of the Property, including:

(a) all salaries, wages, compensation, medical, surgical and general welfare and other so-called “fringe” benefits (including group insurance and retirement benefits), payroll taxes and workers’ compensation insurance premiums related thereto with respect to any employees of Landlord (or Landlord’s agent) engaged in security, operation, management, administration and maintenance of the Property (excluding, however, all management personnel expenses not directly related to the operation, maintenance, administration or upkeep of the Property);

(b) all utilities and other costs related to provision of heat (including oil and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building and Property;

(c) all costs, including material, equipment and tool costs for cleaning, protection, maintenance, administration and upkeep to the Building (including window cleaning of the Building), and to all parking areas, roads and other Common Property (including, without limitation, all costs for oil, gas, electricity, water, sewer, snow removal and fire protection, and fees paid to any governmental authority for any of the foregoing);

(d) all costs and premiums for fire, casualty, rental income, liability and such other insurance as may reasonably be maintained from time to time by Landlord relating to the Property, and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property;

(e) all costs of operating and maintaining the Property in good working order, appearance and condition (including, but not limited to, snow removal, landscaping and security, operation and repair of heating and air-conditioning equipment, elevators, and any other common Building equipment or systems), as well as the cost of all repairs and replacements other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or others;

(f) all legal, accounting, management, rental and other fees and charges directly related to the operation of the Property;

(g) all costs for electricity supplied to the Building in excess of Tenant’s Electricity Charge (computed in accordance with the cost per square foot); and (The cost of electricity supplied to other lessees of the Building, which is separately metered or for which a separate charge is assessed, shall not be included in Operating Costs.)

(h) costs of all service and management contracts relating to matters referred to in Items (a) through (e) hereof.

There shall not be included in such Operating Costs:

(i) Capital expenditures to the Property, except those required to be made by federal, state or local regulation or ordinance not in effect as of the Commencement Date; provided, however, that (i) if, during the Term of this Lease, Landlord shall replace a capital item and make a capital expenditure which is not properly includable in Operating Costs for the calendar year in which it was made, there shall nevertheless be included in Operating Costs for each succeeding calendar year, the amount, if any, by which the annual charge-off (determined as hereinafter provided) of such expenditure (less insurance or other proceeds, if any, collected by Landlord by reason of damage to, or destruction of, the capital item so replaced) exceeds the annual charge-off of the original cost of the item so replaced; and provided further that (ii) if a capital expenditure is made for a new capital item which does not replace another capital item which became worn out, obsolete, or the like, then there shall be included in Operating Costs for each succeeding calendar year the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by dividing the original cost of a capital item or a capital expenditure made during the Term of this Lease by the number of years of useful life of the capital item acquired; and the useful life shall be determined by Landlord’s accountants in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.)

(ii) Brokerage fees (including rental fees) related to the operation of the Property; and

(iii) Interest and depreciation charges incurred on the Property.

(4) The term “Operating Cost Percentage”, as set forth in Section 1(A)(20), shall mean the percentage equivalent to the ratio of the Total Rentable Area from time to time contained in the Leased Premises to the Total Rentable Area of the Building. (The Operating Cost Percentage set forth in Section 1(A)(20) is that determined as of the Commencement Date.)

(B) Payment of Operating Costs.

(1) In addition to the rents and other charges payable by Tenant as provided herein, with respect to each Operating Cost Year (or portion thereof) during the Term hereof Tenant shall pay to Landlord (as additional rent), in the manner provided for the payment of Minimum Annual Rent, an amount equal to the product of the Operating Cost Percentage times the amount by which the total of (a)(i) the Operating Costs related to the Building and the Land plus (ii) the fairly allocated percentage of Operating Costs related to the balance of the Property exceeds (b) the Operating Cost Base (such product being hereinafter referred to as the “Operating Cost Excess”). In the event the Total Rentable Area of the Leased Premises shall be increased at any time during the Term of this Lease, the Operating Cost Excess shall be appropriately adjusted to reflect any such increase. Any such Operating Cost Excess due from Tenant shall become due and payable within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of Tenant’s share of any such excess, prepared, allocated and computed in accordance with generally accepted accounting principles. At Landlord’s election, simultaneously with the payment of Operating Cost Excess in respect of any such calendar year, and on the first day of each of the next succeeding eleven (11) calendar months, Tenant shall remit to Landlord one-twelfth (1/12th) of the total amount of Operating Cost Excess set forth in said statement. If, at the expiration of the year in respect of which monthly installments of Operating Cost Excess shall have been made as aforesaid, the total of such monthly remittances is greater that the Operating Cost Excess for such year, Tenant may credit any such excess payments against the next installment of Operating Cost Excess due to Landlord hereunder; and if the total of such remittances is less than the Operating Cost Excess for such year, Tenant shall pay the difference to Landlord at the time the first monthly installment of Operating Cost Excess with respect to the next succeeding year becomes due and payable as hereinabove provided.

(2) Any payment for increases in Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be appropriately apportioned.

(C) Partial Occupancy. In the determination of any payment for Operating Costs which may be due pursuant to the foregoing provisions of this Section 6, if the Building shall not have been fully occupied during any Operating Cost Year, Operating Costs for such Operating Cost Year shall be adjusted (by including such additional expenses as Landlord would have incurred) to the extent, if any, required to reflect ninety-five percent (95%) occupancy.

Section 7. Use of Leased Premises. The Leased Premises are leased, and other rights set forth herein are granted, subject to easements, ground leases, mortgages and other matters of record and are to be used solely for general office purposes (but not for classroom or teaching space or any medical use) and any other uses which are authorized in writing by Landlord and which are appropriate in a first class office building, and not for any other purposes, and without annoyance to or disruption of other tenants or occupants of the Building or Office Park.

Section 8. Landlord’s Covenants.

(A) Landlord covenants:

(1) To furnish to the Leased Premises heat and air-conditioning (reserving the right, at any time, to change energy sources) sufficient to maintain the Leased Premises at comfortable temperatures (in accordance, however, with applicable governmental guidelines or regulations relating to such temperatures, hours of operation and the like), during such hours of the day and days of the year that the Building is normally open, which hours are more particularly specified in the Rules and Regulations attached hereto as Exhibit “C”, subject, however, to Tenant’s obligations hereunder to reimburse Landlord for charges for electricity for same. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant’s sole cost and expense (to be paid when billed as additional rent), but only to the extent that the same are compatible with the Building and its mechanical systems. Equipment installed pursuant to the preceding sentence shall be the sole property of Landlord. Tenant agrees to cooperate with Landlord and to abide by all Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of any heating and air-conditioning systems and in order to maximize the effect thereof. Notwithstanding anything to the contrary set forth in this Section 8(A)(1) or otherwise in the Lease, Landlord may institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

(2) To furnish to the Leased Premises hot and cold water for ordinary drinking, cleaning, lavatory and toilet facilities.

(3) To cause the Leased Premises to be kept clean (provided the same are kept in order and are properly maintained by Tenant) in accordance with the cleaning and janitorial standards attached hereto as Exhibit “F”.

(4) Except as otherwise expressly provided herein, to make such repairs to the roof, exterior walls, floor slabs, common areas and common electrical, heating, air-conditioning and other common mechanical systems and facilities of the Building as may be necessary to keep them in serviceable condition (except for repair or replacement occasioned by any act or negligence of Tenant, its agents, customers or employees) and also to perform snow removal and resurfacing repairs and replacements to the surfaced parking areas and sidewalks of the Property. Tenant agrees to notify Landlord promptly of the need to make any such repairs, and agrees to provide Landlord access to the Leased Premises in order to make repairs. Landlord shall have a reasonable period of time to make any such repairs, unless such delay would involve a safety hazard in which case Landlord will commence any such repairs as soon as practicable. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or loss of business arising from the necessity of Landlord’s entering the Leased Premises for any of the purposes authorized in this Lease or for repairing the Leased Premises or the Building or for any delay in making or failure to make any repairs, alterations or improvements or in furnishing any services or performing any other covenant by reason of any cause reasonably beyond Landlord’s control; nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof nor shall the same give rise to a claim by Tenant that such failure constitutes actual or constructive eviction from the Leased Premises.

(5) (a) Landlord, in its sole discretion, will either (i) furnish 120 volt electric current to the Leased Premises for normal business office purposes (exclusive, however, of Tenant’s electrical needs for computers and similar equipment having special power or environmental requirements), charging the Tenant’s Electricity Charge for such service, such charges to be paid by Tenant in equal monthly installments without set off or deduction (and without reduction in the event Tenant elects to occupy less than the entire Leased Premises or occupies the Leased Premises for shorter periods than the Leased Premises are made available hereunder) on the same day in each month that rental payments are due and payable hereunder (Landlord reserving, however, the right from time to time, and at Landlord’s sole discretion, to increase the Tenant’s Electricity Charge to reflect the actual costs per square foot from time to time for such electricity), or (ii) may elect to cause electricity furnished to the Leased Premises to be separately metered, in which event all charges for electricity consumed on the Leased Premises, including without limitation for lights, plugs and heat pumps, will be billed without markup by Landlord to, and paid for by, Tenant.

(b) Whether or not Landlord is furnishing electricity to Tenant, if Tenant shall require electricity in excess of such reasonable quantity as is to be furnished as hereinabove provided, and if (i) in Landlord’s reasonable judgment. Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building’s utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as may reasonably be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Leased Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or Office Park.

(c) Landlord shall furnish and install the bulbs required within the Leased Premises as of the Commencement Date; for a period of twelve (12) months after the Commencement Date, Landlord, at Landlord’s expense, shall replace and install as required all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Leased Premises; thereafter Landlord, at Tenant’s expense, upon Tenant’s request, shall install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Leased Premises, which ballasts, lamps and bulbs shall be furnished by Tenant.

(B) Services and Utilities. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character or supply of any of the aforesaid utilities is changed or is no longer available or suitable for Tenant’s requirements.

Landlord shall be under no responsibility or liability for failure or interruption of any of the above described services, repairs or replacements caused by breakage, accident, Strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, nor in any event for any indirect or consequential damages; and the failure or omission on the part of the Landlord to furnish any of same shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of heating, air-conditioning, plumbing, security, cleaning and electrical services, or the operation of such systems, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made.

(C) Outside Services. In the event Tenant wishes to provide outside services for the Leased Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services, which approval shall not be unreasonably withheld. (“Outside services” shall include, but shall not be limited to, cleaning services, television, so-called “canned music”, security services, catering and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

(D) Access to Building. During such times that the Building is normally open, access to the Leased Premises shall be freely available, subject to interruption due to causes beyond Landlord’s reasonable control and subject to reasonable security restrictions. During other periods Tenant shall have access to the Leased Premises, but such access shall always be subject to reasonable rules and regulations from time to time established for the Building by Landlord (and shall be subject to interruption due to causes beyond Landlord’s reasonable control). Tenant acknowledges that Tenant is responsible for providing security to the Leased Premises following Tenant’s entry onto the Leased Premises for any reason and for its own personnel whenever located therein (as opposed to any security services which Landlord may from time to time provide to any Common Property). Subject to the foregoing, Landlord shall, at all times, retain the right to control and prevent such access by all persons whose presence, in the sole discretion of Landlord, shall be prejudicial to the safety, protection, character, reputation and interests of the Building and its tenant or occupants. Landlord shall in no case be liable for damages resulting from any error with regard to the admission or exclusion of any person to or from the Building.

Section 9. Tenant’s Covenants. Tenant covenants with Landlord, during the Term and for such further time as Tenant or anyone claiming by, through or under Tenant shall hold the Leased Premises or any part thereof:

(A) Payment of Rents and Charges. To promptly pay to Landlord, without set-off or deduction, the Minimum Annual Rent, Tax Excess and Operating Cost Excess, and any other additional rents and charges payable by Tenant to Landlord, at the times and in the manner herein set forth. Except as expressly provided herein, Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Leased Premises, the

Minimum Annual Rent payable hereunder shall not be subject to any reduction or offset whatsoever on account of any such charge or otherwise, and all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises (except as otherwise expressly set forth herein) shall be paid by Tenant.

(B) Payment for Utilities. To pay when due directly to the proper authorities or utilities charged with the collection thereof, all charges and expenses for telephone and other utilities and utilities services, and service inspections made therefor during the Term (other than those expressly provided by or through Landlord hereunder), whether designated as a charge, tax, assessments, fee or otherwise.

(C) Alterations and Additions. Not to perform any renovation or construction to the Property, Leased Premises or Building (which shall include any rearrangement of the interior space), or the erection of any signs or other additions or structures on or to the Property or Building or Leased Premises, or any other alterations or additions to the Property or Building or Leased Premises (including, without limitation, any alterations or additions to the plumbing, heating, cooling or electrical systems of the Building or the installation of any signs or draperies in any windows of the Building or Leased Premises), except as herein expressly provided (subject to the Rules and Regulations attached hereto as Exhibit “C”); provided, however, Tenant may make minor alterations or leasehold improvements to the interior of the Leased Premises which in no way affect or modify any portion of the structure of the Building, and may install fixtures and equipment which do not damage the Building, if Landlord’s prior written approval is obtained in each such instance (not to be unreasonably withheld). All such construction, alterations or additions shall be performed at Tenant’s sole risk and expense and in accordance with plans and specifications submitted to and approved, in advance, by Landlord. Tenant shall deliver to Landlord within thirty (30) days after completion of any such construction, alterations or additions an as-built plan and Certificate of Occupancy for same. Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the construction, alterations or additions to compensate Landlord for the overhead and other costs it incurs in reviewing the plans and specifications for such construction, alterations or additions and in monitoring conformance of the construction, alterations or additions with the approved plans and specifications.

(D) Payment for Work. To (a) pay promptly when due the entire cost of any work to the Leased Premises undertaken by or for Tenant and all amounts that may become due for, or purport to be for, any labor, services, materials, supplies or equipment furnished or alleged to have been furnished or to be furnished to or for the Tenant in, upon or about the Leased Premises, and not to create, incur, assume or permit to exist any mortgage, security interest, encumbrance, mechanic’s or materialmen’s lien, or other charge of any kind on the Leased Premises or Landlord’s interest therein, and to cause any such lien to be fully discharged and released within five (5) days of any imposition of the same so that the Leased Premises shall at all times be free of liens for labor and materials; (b) procure at Tenant’s expense all necessary permits and approvals before undertaking any such work; (c) do all such work in a good and workmanlike manner and in accordance with plans and specifications previously approved by Landlord, employing reputable contractors and materials of good quality; (d) upon Landlord’s request for any proposed work costing in the aggregate in excess of $100,000, to furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord, insuring that any work commenced by Tenant will be completed in accordance with such plans and specifications or as otherwise provided in writing by Landlord, whichever may be applicable; (e) to employ for such work responsible contractors who shall be subject to the approval of Landlord and whose labor will not interfere with other labor working in the Leased Premises or Property; (f) to require such contractors employed by Tenant to carry workers’ compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Leased Premises and the Property in amounts at least equal to the limits set forth in subsection (H) hereof and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and (g) to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of any such work.

(E) Improper Use of Leased Premises. Not to place any load exceeding fifty (50) pounds per square foot upon any floor of the Leased Premises, nor to otherwise overload or deface the Leased Premises or Building, nor permit any use, alteration or repair contrary to law or lawful ordinance, by-law, regulation or order of public authority. Not to injure, overload, deface or otherwise harm the Leased Premises; nor to commit any nuisance; nor to permit the emission of any objectionable noise or odor and not to make or permit any use of the Leased Premises which is improper, offensive or contrary to any law, ordinance, by-law or governmental regulation or which will invalidate any of Landlord’s insurance or any other insurance on the Leased Premises.

(F) Hazardous Materials.

(1) Not to introduce on or transfer to the Leased Premises or Property, any hazardous materials (as hereinafter defined); nor to dump, flush or otherwise dispose of any hazardous materials into the drainage, sewage or waste disposal systems serving the Leased Premises or Property; nor to generate, store, use, release, spill or dispose of any hazardous materials in or on the Leased Premises or the Property, or to transfer any hazardous materials from the Leased Premises to any other location; and not to commit or suffer to be committed in or on the Leased Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to hazardous materials (hereinafter collectively called “Environmental Laws”).

(2) Tenant agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of or transfer to the Leased Premises or Property any hazardous materials, it shall forthwith remove the same, at its sole cost and expense in the manner provided by all applicable Environmental Laws, regardless of when such hazardous materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such hazardous materials and shall forthwith repair and restore any portion of the Leased Premises or Property which it shall disturb in so removing any such hazardous materials to the condition which existed prior to Tenant’s disturbance thereof.

(3) Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received by Tenant from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any hazardous materials affecting the Leased Premises or Property. Tenant shall promptly from time to time upon Landlord’s request execute affidavits, representations or certifications concerning Tenant’s best knowledge and belief regarding the presence of hazardous materials on the Leased Premises.

(4) For purposes of this Lease, the term “hazardous materials” shall mean and include any oils, petroleum products, asbestos and any other toxic or hazardous wastes, materials and such substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretations of Environmental Laws.

(5) The obligations of Tenant contained in this Section 9(F) shall survive the expiration or termination of this Lease.

(G) Injury or Damage; Indemnification. To assume exclusive control of the Leased Premises, and all tort liabilities incident to the control, use or leasing thereof; to pay, protect, indemnify and save harmless, to the extent permitted by law, Landlord, and any partner, member, officer, director, employee, agent, or beneficiary of Landlord, holders of mortgages on the Property and any other party having an interest in the Property from and against any and all liabilities, costs, expenses, causes of action, injuries, accidents, injunctions, losses, claims, damages, suits, actions, demands, judgments, fines or penalties of any nature (including court costs and reasonable attorney’s fees), asserted by or on behalf of any person, party or governmental authority whatsoever on account of injury, death, damage or loss to person or property occurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of or travel over or upon the Leased Premises, (ii) any matter occurring, or based upon anything whatsoever done, on the Leased Premises, by Tenant or any person claiming by, through or under Tenant (including, without limitation, all patrons, guests, employees, agents, contractors and customers of Tenant) (hereinafter referred to sometimes collectively as “Tenant and Tenant’s Agents”), (iii) any acts, omissions or negligence of Tenant or Tenant’s Agents or any breach, violation or nonperformance of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind, by Tenant or Tenant’s Agents, or (iv) any injury or damage to the person, property of business of Tenant or Tenant’s Agents within or upon the Property under the express or implied invitation of Tenant, except if the same was caused by the gross negligence or willful misconduct of Landlord, its agents or employees. In respect to all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and, upon notice from Landlord, and at Tenant’s expense, Tenant shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. The covenants of this Section 9(G) shall survive the termination of the Term with respect to any claims or liabilities arising during the Term of the Lease. In addition to the foregoing, Landlord may make all repairs and replacements to the Building resulting from acts or omissions of Tenant’s employees, agents, independent contractors or invitees (including damage and breakage occurring when Tenant’s property is being moved into or out of the Building) and Landlord may recover all costs and expenses thereof from Tenant on demand as additional rent.

(H) Insurance Requirements. To keep all of Tenant’s employees working in or about the Leased Premises covered by workers’ compensation insurance, if required by law, and to deliver certificates evidencing said coverage to Landlord. To carry and maintain, throughout the Term and Temporary Term hereof, at its own cost and expense, public liability insurance covering the Leased Premises (and the Property and any area adjacent to or in proximity to the Leased Premises or the Property, insofar as used by any customers, employees or invitees of Tenant), naming Tenant as the insured party and Landlord (and such others, including mortgagees of the Property, as are in privity of estate with Landlord, as set out in a notice from time to time) as an additional insured party, in such companies as are reasonably satisfactory to the Landlord, in amounts not less than $1,000,000 for bodily injury per occurrence and $3,000,000 aggregate, and an amount of not less than $100,000 for damage to property. All such policies shall be obtained from responsible companies licensed to do business in Massachusetts and in good standing therein and shall be in a form and from a company approved by Landlord (and shall not be a surplus lines company). Each such policy shall be non-cancelable and shall not be materially changed with respect to the interests of Landlord, mortgagees of the Property and others that are in privity of estate with Landlord (as to which Landlord provides notice to Tenant from time to time) by either the insured or the carrier without at least twenty (20) days’ prior written notice to Landlord. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Leased Premises. Certificates evidencing such insurance coverages shall be delivered to Landlord prior to commencement of the Temporary Term and as may be required prior to commencement of the Term, and at least thirty (30) days prior to the expiration of any such certificates. Tenant shall not be permitted to self-insure the foregoing coverages.

(I) Property of Tenant. That any and all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Leased Premises by Tenant or anyone claiming under Tenant, that may be in or on the Leased Premises, Building or Property, shall be at the sole risk of Tenant or those claiming by, through or under Tenant, and in no case whatsoever shall Landlord (or those having estate in the Leased Premises) be liable to Tenant, or any other person, for any injury, death, loss or damage to any person or property on the Property or in the Building or the Leased Premises, except if same was caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall, at Tenant’s expense, carry contents and improvements and betterments property insurance at replacement cost and without deductible, containing standard extended coverage endorsements, so-called, insuring Tenant’s property, fixtures and improvements within the Leased Premises. The parties acknowledge that loss or damage to property may result from acts of cleaning personnel and employees of other contractors or subcontractors working in and around the Building and that Tenant shall bear the risk and cost thereof unless Landlord has been negligent in the selection of such persons.

(J) Assignment and Subletting.

(1) Not to assign, mortgage, pledge or encumber this Lease, nor to sublet (which term shall be deemed to include the granting of concessions and licenses and the like) any part of the Leased Premises, or advertise the Premises for assignment or sublet, or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of all or any portion of the Leased Premises by anyone other then Tenant without, on each occasion, obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed in accordance with the provisions of this Section 9(J); provided, however, Tenant may sublease (except as herein otherwise provided with respect to a medical user) all or a portion of the Leased Premises or assign this Lease (except as herein otherwise provided with respect to a medical user) without Landlord’s prior written consent to (a) an entity, which controls, is controlled by, or is under common control with, Tenant, (b) any entity, which acquires all or substantially all of the equity interests or assets of Tenant as part of a sale of Tenant’s business as a going concern, provided said entity has a net worth at least equal to or greater than that of Tenant as of the Commencement Date of this Lease, or (c) any entity which results from a merger or consolidation with Tenant, provided said entity has a net worth at least equal to or greater than that of Tenant as of the Commencement Date of this Lease (individually or collectively, an “Affiliate”), which Affiliate shall use the Leased Premises for general office use (exclusive of medical office uses); and further provided, however, that the Affiliate (in the event of the assignment of the Lease) shall covenant in writing, to the reasonable satisfaction of the Landlord, to be bound directly to Landlord for the performance of all Tenant’s covenants herein contained; and further provided, however, Tenant shall provide Landlord with at least twenty (20) days’ prior written notice of such assignment or sublet to an Affiliate without Landlord’s consent as hereinabove provided, and shall furnish to Landlord at the time of such written notice reasonable financial information with respect to the Affiliate. Notwithstanding anything in this Lease to the contrary, Landlord shall not be deemed unreasonable if it does not permit either the sublease or assignment of the Lease by Tenant to a medical user and it shall be in Landlord’s sole discretion to permit or deny a medical use in the Leased Premises. (As used herein, the term “assign” or “assignment” shall be deemed to include any change in control of Tenant or transfer of Tenant’s interest in the Lease by operation of law, the merger or consolidation of Tenant with or into any other firm, entity or corporation, or the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock, beneficial or partnership interest or otherwise. For purposes hereof, control shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable person or entity, whether through the ownership of voting securities, partnership or beneficial interests, by contract or otherwise.) The consent by Landlord to any such assignment or subletting shall not constitute a waiver for the necessity to obtain such consent with respect to any subsequent assignment or subletting. In the event of any assignment or subletting by Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee or subtenant, and apply the net amount collected against all rents and other charges due hereunder; but no such assignment, subletting or collection shall be deemed an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the further performance by Tenant of all lessee covenants herein contained, and Tenant shall remain liable for the payment of any and all rents and other payments and charges which may become due hereunder and for the performance of all other covenants, agreements and conditions on the part of Tenant to be performed hereunder. No such assignment shall be valid or effective unless or until, at Landlord’s election, the assignee shall covenant in writing with Landlord, to the satisfaction of Landlord, to be bound directly to Landlord for the performance of all Tenant covenants herein contained. Notwithstanding anything herein to the contrary, any assignee or sublessee shall not be entitled to further sublet the Leased Premises or assign this Lease in accordance with the provisions of this Section 9(J) without the prior written consent of Landlord. Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of any of the provisions of this Section 9(J) shall be voidable at Landlord’s option.

(2) Notwithstanding anything to the contrary set forth in Section 9(J)(1) hereof, except with respect to an Affiliate pursuant to said Section 9(J)(1), in the event that Tenant desires to assign this Lease or to sublet all or a portion of the Leased Premises, Tenant shall deliver to Landlord a copy of Tenant’s signed letter of intent with respect to the proposed sublease or assignment, together with such information regarding the proposed subtenant or assignee as will enable Landlord to reasonably determine if the proposed subtenant or assignee is financially responsible, of good reputation, and proposes to use the subleased or assigned premises for a use which is substantially similar in its functional aspects to the use of premises made by other tenants in the Building. Landlord shall have fifteen (15) days after receipt of all of the required information from Tenant to determine if it desires to terminate the Lease, or, as applicable, to suspend the Lease for the period and with respect to the space involved in the proposed sublease or assignment, and shall notify Tenant in writing of its decision, within said fifteen-day period. In the event that Landlord does not desire to either terminate or suspend the Lease as herein provided, Landlord shall not unreasonably withhold its consent to such proposed subletting or assignment by Tenant provided in Landlord’s reasonable opinion, such proposed subtenant or assignee is (a) financially responsible and of good reputation, (b) is engaged in a business, the functional aspects of which are substantially similar to the use of premises made by other tenants in the Building, and (c) is not then a lessee or sublessee of Landlord in the Building. Notwithstanding anything in this Lease to the contrary, Landlord shall not be deemed unreasonable if it does not permit either the sublease or assignment of the Lease by Tenant to a medical user and it shall be in Landlord’s sole discretion to permit or deny a medical use in the Leased Premises.

(3) In the event of any subletting or assignment hereunder, except with respect to an Affiliate pursuant to said Section 9(J)(1), Tenant shall pay to Landlord, at the same time and in the same manner that it makes monthly payments of Minimum Annual Rent due under this Lease, fifty percent (50%) of the Excess Rent, as hereinafter defined, that Tenant receives from any assignee of this Lease or from any subtenant of the Leased Premises, as the case may be. “Excess Rent” shall be the excess (if any) of the rent and all other amounts (including, without limitation, any consideration received by Tenant from any such assignee or subtenant as a commitment fee, inducement fee, bonus payment or the like) received by Tenant from any such assignee or subtenant over the sum of: (i) the amount of monthly payments of Minimum Annual Rent Tenant is required to pay to Landlord under this Lease, or in respect of the portion of the Leased Premises leased under any such sublease, as the case may be, plus (ii) any Tax Excess and Operating Cost Excess which Tenant is required to pay under this Lease or on any such portion of the Leased Premises so subleased, as the case may be, and plus (iii) reasonable costs incurred by Tenant for brokerage commissions, attorneys’ fees and tenant improvements in connection with such assignment or subletting, amortized in equal monthly installments over the number of years remaining in the Lease Term.

(4) Any sublease of all or any portion of the Leased Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination of this Lease or reentry of dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease (if such mortgagee succeeds to that position), shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (f) be bound by any obligation to make any payment to such subtenant or to grant any credits, (g) be responsible for any monies owing by Landlord to the credit of Tenant, or (h) be required to remove any person occupying the Leased Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in Section 9(J)(1). Tenant shall pay Landlord a fee of One thousand Dollars ($1,000.00), in reimbursement of Landlord’s reasonable attorney’s fees and administrative expenses incurred by Landlord in connection with any subletting or assignment or proposed subletting or assignment by Tenant.

(K) Compliance with Laws. Not to permit anything to be done in or upon the Leased Premises or Property, or to bring or keep anything therein or thereon (including, without limitation, all furnishings, carpeting and wall coverings), except as now or hereafter permitted by applicable building, fire, health, sanitary or safety codes, ordinances or by-laws, or by any public authority (including, without limitation, the Wellesley Fire Department or any fire insurance rating organization or other authority having jurisdiction of the Property). Tenant shall not use the Leased Premises in a manner which shall increase the premium for fire, casualty or extended coverage insurance on the Building or on property located therein over the premium in effect as of the Commencement Date. Tenant shall keep the Leased Premises equipped with all safety appliances and permits required by law or ordinance or any order or regulation of any public authority and shall keep the Leased Premises equipped at all times with adequate fire extinguishers and other such measures reasonably required by Landlord. If, by use of the Leased Premises or by reason of failure of Tenant to comply with the provisions of this Section 9(K), the fire, casualty or extended coverage insurance rates effective on the Building shall be higher than such rates otherwise would have been, then Tenant shall, upon demand, reimburse Landlord, as additional rent hereunder, for that part of all such insurance premiums thereafter paid by Landlord which shall be charged because of such failure or use by Tenant (a schedule or “make up” of rates for the Building or Property issued by the Insurance Service Organization, or any other body making such insurance rates for the Property, being conclusive evidence of the facts therein stated and of the several items and charges in such insurance rates then applicable to the Property), and shall make such reimbursement upon the first day of the month following such outlay by Landlord; but if the use or occupancy of the Leased Premises by Tenant shall make void or voidable any such insurance coverage then, at the option of the Landlord, this Lease may be terminated. That the Leased Premises are being used for the purposes authorized in this Lease shall not relieve Tenant from the foregoing duties, obligations and expenses.

(L) Access by Landlord. To permit the Landlord and its agents, contractors or representatives to enter the Leased Premises or any part thereof at any time in response to an emergency, and, except for an emergency, at reasonable hours and upon reasonable prior notice to (i) inspect the Leased Premises, (ii) exhibit the Leased Premises to prospective purchasers, lenders or tenants, (iii) determine whether Tenant is complying with its obligations in this Lease, (iv) post notices of nonresponsibility or similar notices, (v) to make improvements, (vi) make repairs which this Lease requires Landlord to make, and to make repairs and replacements to preserve the Leased Premises and Building, and (vii) at any time within six (6) months prior to the expiration of this Lease to affix to any part of the Leased Premises a notice for letting the Leased Premises and to keep the same so affixed. Tenant waives any claim on account of any injury or inconvenience to Tenant’s business, interference with Tenant’s business, loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by such entry. Landlord will have the right, by means which Landlord may deem proper, to open doors to the Leased Premises in an emergency in order to enter the Leased Premises. No entry to the Leased Premises by Landlord by any means will be deemed to be a forcible or unlawful entry into the Leased Premises or a detainer of the Leased Premises or an eviction (actual or constructive) of Tenant from the Leased Premises, or any part of the Leased Premises, nor will any such entry entitle Tenant to damage or an abatement of rent or other charges which this Lease requires Tenant to pay.

(M) Rules and Regulations. To comply with all reasonable rules and regulations (not in conflict with the provisions of this Lease) as Landlord may, from time to time, promulgate to regulate the conduct of all tenants using the Building and the Property, as if all such rules and regulations were set forth in this Lease at length. A set of such rules and regulations, as currently in effect, are attached hereto as Exhibit “C”. Landlord shall, however, have the right to change such rules and regulations and to waive any one or more of them in the case of any one or more tenants. Such waiver as to one tenant shall not constitute a waiver as to any other tenant. Landlord shall not be responsible to Tenant or to Tenant’s agents, employees, servants, licensees, invitees, or visitors for failure to enforce any such rules and regulations or for the nonobservance or violation of any such rules and regulations by any other tenant or by any other person.

(N) Condition of Leased Premises. To maintain the Leased Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the Term hereof, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs in and about the Leased Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord, upon prior notice to Tenant, may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the Leased Premises caused by moving property of Tenant in or out of the Building, or by installation or removal or furniture or other property, or by misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, or licensees. Tenant shall, on or before the expiration of the Term, remove Tenant’s signs, goods, personal property, trade fixtures and equipment used in the conduct of Tenant’s business not servicing or affixed to the Leased Premises, and will repair, prior to the expiration of the Term, any damages caused by such removal. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, without risk to Landlord, in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Leased Premises and for use and occupancy during the period after the expiration of the Term and prior to its performance of its obligations under this Section 9(N).

(O) Maintenance of Leased Premises. To perform all routine and ordinary repairs and replacements to any plumbing, heating, electrical, ventilating and air-conditioning systems installed by or on behalf of Tenant in the Leased Premises such as are necessary to keep them in good working order, damage by unavoidable casualty only excepted; and to make as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs in and about the Leased Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. If Tenant shall be in default of its obligations set forth in this Section 9(O), Landlord may give written notice of such default and if Tenant fails to adequately remedy the default within fifteen (15) days of the date of such notice Landlord may, for and at the expense of Tenant, make any and all such repairs to the Leased Premises and to such equipment serving the Leased Premises. In the event of an emergency in which a delay would cause or threaten to cause further damage to the Leased Premises or Property, no such notice from Landlord shall be necessary prior to Landlord making such repairs.

(P) Books and Records. From time to time, at Landlord’s request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ prior written notice from Landlord: (i) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, and (ii) such other financial information pertaining to Tenant as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. All information with regard to financial condition and income and expenses submitted to Landlord by Tenant, or ascertained by audit of Tenant’s records, shall be treated as confidential and shall not be divulged by Landlord or Landlord’s agents to anyone other than mortgagees of the Property or bona fide prospective purchasers of the same, without Tenant’s prior written consent.

(Q) Occupancy of the Leased Premises. To occupy the Leased Premises at all times during the Term of this Lease.

Landlord shall have the right to enter the Leased Premises at all reasonable times, subject to Tenant’s reasonable security regulations, to ascertain whether or not Tenant is in compliance with the lessee covenants and agreements contained in this Section 9 of the Lease.

Section 10. Waiver of Subrogation. Landlord and Tenant mutually agree (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts) that with respect to any loss or damage to property that is covered by insurance then being carried (or required to be carried hereunder) by Landlord or Tenant, respectively, the party carrying (or required to be carrying) such insurance and suffering such loss or damage releases the other of and from any and all claims with respect to such loss or damage; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though an extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

Section 11. Alterations, Installations and Work Done to Leased Premises.

(A) Ownership of Property. All repairs, alterations, additions and restorations required or permitted hereunder by Tenant or Landlord shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, permits, by-laws, regulations and orders of governmental authority and insurers of the Property. All improvements, alterations and additions to the Leased Premises, and to fixtures and equipment serving it, made or installed at any time by either Landlord or Tenant, shall be part of the Building and the property of Landlord; but not signs, equipment, trade fixtures or the like installed by Tenant and used in Tenant’s business (where such equipment, trade fixtures or the like neither service nor are affixed or secured to the Building), or any additions or equipment installed at Tenant’s expense which Landlord has agreed in writing prior to installation may be removed by Tenant.

(B) Liens and Encumbrances. Each party doing any construction or other work covenants to promptly pay for it, unless otherwise provided in this Lease, and to bond or discharge promptly any mechanics or other Hens, claims or encumbrances arising from the same.

Section 12. Casualty and Taking.

(A) Taking or Damage Affecting Entire Building. If the entire Building or Property shall be taken by any exercise of the right of eminent domain, or if the entire Building shall be destroyed by reason of damage from fire or other casualty, or by account of any public or quasi-public authority, then this Lease shall terminate as of the effective date of such taking or as of the effective date of such damage. If the Building shall be substantially damaged by reason of fire or other casualty, or by action of any public or quasi-public authority, then this Lease may be terminated by Landlord as of the date of such damage or action by written notice to Tenant within forty-five (45) days of the date of such damage or action.

(B) Destruction of or Damage to Leased Premises. If the entire Leased Premises shall be damaged and rendered untenantable by reason of damage from fire or casualty, or if a portion thereof is so rendered untenantable that the entire undamaged portion is unsuitable for the continued conduct of Tenant’s business, then this Lease may be terminated by either Landlord or Tenant, as of the date of such damage, by written notice to the other within forty-five (45) days of the date of such damage; provided, however, Tenant may not so terminate this Lease, or any such termination shall not be effective, if Landlord, within forty-five (45) days of the date of damage, gives Tenant written notice of its intention to promptly and fully restore the Leased Premises for use and occupancy by Tenant. If the Lease is not so terminated, a just proportion of the rent due hereunder shall be abated according to the nature and extent of the damage from the date of such damage until the Leased Premises shall have been restored to proper condition for use and occupancy. If a portion of the Leased Premises is so damaged, but the remaining portion is suitable for the continued conduct of Tenant’s business, then Tenant shall have no right to terminate this Lease, but a just proportion of the rents due hereunder shall be abated according to the nature and extent of the damage from the date of such damage until the damaged portion of the Leased Premises shall have been restored to proper condition for use and occupancy.

(C) Partial or Temporary Taking of Leased Premises. If a portion, but not all of the Building or Property shall be taken by any exercise of the right of eminent domain, such partial taking shall be considered to be damage to a portion of the Leased Premises and treated in accordance with Subsection (B) hereof. If all of the Building or Property shall be so taken for temporary purposes, such temporary taking shall be treated in accordance with Subsection (B) hereof if the taking lasts for three (3) months or less, and in accordance with Subsection (A) hereof if the taking lasts in excess of three (3) months.

(D) Condemnation Awards. In the event of any taking, Landlord shall be entitled to receive the entire award with respect to such taking, and Tenant hereby waives all rights relating to damages to the Building and the leasehold hereby created; provided, however, Tenant shall be entitled to and does not waive its rights with respect to any portion of any such award expressly allocated to Tenant by the taking authority with respect to Tenant’s loss of fixtures, leasehold improvements, and relocation expenses.

(E) Restoration of Leased Premises. In the event of damage to or a partial taking of the Property, Building or Leased Premises which does not result in a termination of this Lease as aforesaid, Landlord shall repair and restore the Leased Premises to the condition thereof prior to such damage or partial taking, subject to reduction in size caused by any partial taking. Such repair and restoration shall be commenced and completed by Landlord, as rapidly as is reasonably practicable, subject to reasonable delays which may arise by reason of adjustment of insurance, labor troubles, shortages of materials, or any other cause beyond Landlord’s control. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or for any injury to the business of Tenant, resulting from delays in repairing such damage. Upon commencement of such repair and restoration by Landlord, Tenant shall, at its expense, promptly commence repair and replacement of all trade fixtures, equipment, signs and other property installed in the Leased Premises by Tenant, or belonging to the Tenant, which may have been so damaged, taken or destroyed and shall, subject to causes beyond the control of Tenant, complete the same as rapidly as is reasonably practicable.

Section 13. Tenant Default. (a) In the event any default by Tenant or any assignee of Tenant’s interest hereunder (collectively “Assignee”) continues, in case of non-payment of Minimum Annual Rent, additional rent or any other rents or charges herein required to be paid by Tenant, for more than ten (10) days after written notice thereof to Tenant from Landlord, or (b) in the event any other default of Tenant or any Assignee continues for more than twenty (20) days after written notice thereof to Tenant from Landlord (unless Tenant has, within said twenty (20) day period, commenced to cure such default and thereafter prosecutes the curing of such default to completion without interruption and with due diligence), or (c) if Tenant or any Assignee shall vacate or abandon all or any portion of the Leased Premises, or (d) if Tenant or any Assignee or any Guarantor of Tenant’s obligations hereunder (“Guarantor”) executes an assignment for the benefit of creditors, trust mortgage or similar document, or (e) if Tenant or any Guarantor or Assignee files a petition for relief under any bankruptcy or insolvency law or code, or (f) if any petition for relief under any bankruptcy or insolvency law or code is filed against Tenant or any Assignee or any Guarantor and is not dismissed or discharged within sixty (60) days, or (g) if a custodian or similar agent is authorized or appointed to take charge of all or substantially all of the assets of Tenant or any Guarantor or Assignee, or (h) if Tenant’s or any Assignee’s interest in this Lease is taken on execution or other process of law in any action, or (i) if Tenant or any Assignee or any Guarantor dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, or (j) if any order is entered in any proceeding by or against Tenant or any Assignee or any Guarantor decreeing or permitting the dissolution of Tenant or any Assignee or any Guarantor or the winding up of its affairs, or (k) if any action shall be commenced to collect upon or enforce any lien or attachment on the Leased Premises, any portion thereof or Landlord’s interest therein, or (l) if any representation or warranty made herein or in any report, certificate, statement or other instrument furnished in connection with this Lease by Tenant shall prove to be false, then, in any such instance, Landlord may immediately or at any time thereafter (notwithstanding any license, consent or waiver of any former breach), and without demand or notice, in person or by agent or attorney, immediately or at any time thereafter enter into or upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of its former estate, or terminate this Lease and, in either event, expel Tenant and those claiming through or under Tenant (including any Assignee), and remove their effects (forcibly, if necessary), without being deemed guilty of any manner of trespass, without liability for any damages, and without prejudice to any remedy which otherwise might be available for arrears of rent or breach of covenant; and, upon entry or notice as aforesaid this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or in equity, shall have the remedies provided in Section 14 hereof; provided, however, in the event that under applicable bankruptcy law any trustee in bankruptcy has the right to affirm this Lease and to continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Leased Premises, or to have continuance of this Lease for the Term hereby leased, after being dispossessed or ejected therefrom by process of law or under the terms of this Lease, or after the termination of this Lease, as herein provided. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

Section 14. Landlord’s Remedies.

(A) Rents and Other Charges. If this Lease shall be terminated as provided in Section 13 hereof, Tenant shall pay the Minimum Annual Rent and all additional rent and other charges payable hereunder up to the time of such termination; and thereafter, Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Leased Premises shall have been re-let, shall be liable for and shall pay to Landlord, as current damages, the Minimum Annual Rent and all additional rent and other charges which would have been payable hereunder for the remainder of the Term of this Lease if such termination had not occurred, less the net proceeds if any, of re-letting of the Leased Premises, after deducting all expenses incurred by Landlord in connection with such re-letting

(including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, alteration costs and expenses of preparation for such re-letting). Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Monthly Rent Installments would have been payable hereunder if this Lease had not been terminated.

(B) Liquidated Damages. At any time after such termination, whether or not Landlord shall have collected any such current damages payable under any of the foregoing provisions of this Section 14, Landlord may elect to recover, and Tenant shall forthwith pay, as liquidated final damages in lieu of all such current damages beyond the date of such election, either (i) an amount equal to the excess, if any, of the Minimum Annual Rent, additional rent and other charges as hereinbefore provided which would be payable hereunder from the date of such election (assuming that, for the purposes of this subsection (B), annual payments by Tenant on account of Tax Excess and Operating Cost Excess would be the same as payments required for the immediately preceding twelve calendar months, or if lesser than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Leased Premises of the same period or (ii) an amount equal to the lesser of (x) the Minimum Annual Rent, additional rent and other charges that would have been payable for the balance of the Term of this Lease had it not been terminated or (y) the aggregate of the Minimum Annual Rent, additional rent and other charges accrued in the twelve (12) months ended next prior to such termination without reduction for any free rent or other concession or abatement (plus, in either case under (x) or (y), the amount of Minimum Annual Rent, amounts for Tax Excess and Operating Cost Excess and additional rents of any kind accrued and unpaid at the time of termination of this Lease). In the event this Lease is so terminated prior to the expiration of the firs: full year of the Term of this Lease, the liquidated damages which Landlord may elect to recover pursuant to clause (ii)(y) of this subsection (B) shall be calculated as if such termination had occurred on the first anniversary of the Commencement Date. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

(C) Landlord’s Additional Costs. In addition to the foregoing, Tenant also agrees (a) to indemnify and save Landlord harmless from and against all reasonable expenses and attorneys’ fees which Landlord may incur in connection with such termination and the cost of putting the Leased Premises in good order or preparing the same for re-rental, and (b) that Landlord may re-let the Leased Premises, or any portion thereof, for a period which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant concessions or free rent. Any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements and decorations to the Leased Premises as Landlord, in Landlord’s reasonable judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises. Landlord shall use reasonable efforts to so re-let the Leased Premises but shall not, in any event, be liable for failure to re-let the Leased Premises, or, if the Leased Premises are re-let, for failure to collect the rent due under such re-letting; for purposes hereof, it is agreed that the listing of the Leased Premises, for rental, with a reputable broker involved in leasing of property within the Wellesley-Route 128 area shall be a discharge of Landlord’s obligation hereunder to use reasonable efforts to re-let the Leased Premises.

(D) Landlord’s Expenses In Curing Tenant’s Defaults. In the event of any default by Tenant hereunder, Tenant will reimburse Landlord for all expenses and reasonable attorneys’ fees incurred by Landlord in collecting any amount due from Tenant, curing any default of Tenant or in obtaining possession of, or in re-letting, the Leased Premises; and Tenant shall pay all reasonable attorneys’ fees and expenses arising out of any litigation in which Landlord shall become involved by reason of any default, act or failure to act, or negligence of Tenant or anyone acting under Tenant. Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease). Tenant further agrees that if, on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Leased Premises, Landlord shall be authorized, at its sole option, and in Tenant’s name and on its behalf, upon 10 days’ prior notice, either (a) to cause such property to be removed and placed in storage for the account of and at the risk and expense of Tenant, (without liability for loss or damage to such property), or (b) to sell such property at public or private sale, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

(E) Injunctive Relief. In addition to all other remedies provided in this Lease, Landlord shall be entitled to have any violation, or any attempted or threatened violation, of any of the covenants, conditions, or provisions of this Lease restrained by injunction.

(F) No Surrender of Leased Premises. No act or thing done by Landlord during the Term hereof shall be deemed an acceptance or a surrender of the Leased Premises and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Leased Premises.

Section 15. Cumulative Remedies. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including, without limitation, actions at law for direct, indirect, special and consequential damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

Section 16. Interest Due on Tenant Defaults. If Tenant fails to pay the full amount of the Minimum Annual Rent or any additional rent, or to make any other payment required after any applicable grace period, or to perform any act required of Tenant hereunder after any applicable grace period, Landlord shall have the right to collect the amount of such overdue payment or to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease and to collect from Tenant interest at the rate of one and one half percent (1 1/2%) per month, computed on the amount of such payment or the cost of such performance on behalf of Tenant.

Section 17. Holdover. If the Tenant remains in the Leased Premises beyond the expiration of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only and shall pay during such period of holdover, when and as billed therefor by Landlord, as an occupancy charge (but not as rent), an amount pro rated on a daily basis equal to three (3) times the Minimum Annual Rent due from Tenant as of the expiration of the Term, plus any charges for additional rent hereunder, and Tax Excess and Operating Cost Excess due for such period of holdover.

Section 18. Subordination of Lease; Rights of Mortgage Holders. Tenant will, upon request of Landlord, subordinate this Lease and the lien hereof to the lien of any present or future mortgage, ground lease, operating agreement or the like (collectively hereinafter called the “Mortgages”), affecting the Property, or any part thereof, irrespective of the time of execution or time of recording of any such Mortgages. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed necessary or desirable by Landlord to give effect to, or notice of, such subordination, provided only that the holders of any such Mortgages shall enter into an agreement with Tenant (in the standard form of such agreement utilized by any such holder) which provides that such holders will not disturb the possession and other rights of Tenant and that such holders will accept Tenant as a lessee of the Leased Premises under the terms and conditions of this Lease in the event of acquisition of title to the Property through foreclosure proceedings, or otherwise, so long as Tenant performs its obligations hereunder, agrees to recognize the holders of such Mortgages as the Landlord in such event, and agrees to attorn to such holders; such agreement shall be expressly binding upon the successors and assigns of Tenant and on the holders of any such Mortgages and upon anyone purchasing the Property at a foreclosure sale. Tenant and Landlord agree to execute, acknowledge and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 18. Tenant agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument within fifteen (15) days after request by Landlord, then Landlord may, in addition to any other remedy available to Landlord, execute, acknowledge and deliver such instrument as Tenant’s attorney in fact and in Tenant’s name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney in fact, coupled with an interest, for that purpose. In the event of any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, which is conditional in nature or otherwise, which assignment is made to the holder of a Mortgage, Tenant agrees that the execution thereof by Landlord and the acceptance thereof by the holder of such Mortgage shall not be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect. Until the holder of a Mortgage shall enter and take possession of the Leased Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Leased Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a Mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Leased Premises for the purpose of foreclosure. If the holder of any Mortgage shall require any modification(s) to this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s), provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.

Notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to obtain a Subordination Non-Disturbance and Attornment Agreement executed by Landlord’s mortgagee, in the commercially reasonable standard form of such Agreement currently used by such mortgagee, which Agreement shall be, in accordance with the foregoing, the same form of agreement as attached hereto as Exhibit “H”, as hereinafter provided in Section 20 hereof.

Section 19. Covenant of Quiet Enjoyment; Landlord’s Right to Make Alterations or Improvements to the Property. Tenant, on payment of the rents and other charges payable hereunder, and upon performance of the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term of this Lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord may at any time and from time to time, without the same constituting a breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting any of Tenant’s obligations under this Lease, install, use, maintain, repair, replace and relocate for service to the Leased Premises and other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Leased Premises or Building, or to make such changes, alterations, additions, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Leased Premises) and the fixtures and equipment thereof, and in or to the Property (including, without limitation, landscaping, the construction of additional structures, signs and buildings, the relocation of access roads situated within the Property and the redesign, relocation or temporary closing of parking areas and other common facilities serving the Building and Property), as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, lobbies, elevators, or other public parts of the Building; provided further, however, that there be no unreasonable interference (except in emergencies) with the conduct of Tenant’s business or obstruction of access to the Leased Premises by Tenant. Nothing contained in this Section 19 shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right, at any time, and from time to time, to change the name and address of the Building.

Section 20. Estoppel Certificates. Landlord and Tenant agree that at any time and from time to time, upon not less than fifteen (15) days’ prior written request by the other, each will execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that to the knowledge of such party no uncured defaults exist hereunder (or if any defaults exist, specifying the same), and the dates to which the rent and other charges due hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section 20 may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Property. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner may constitute requirements of Landlord’s financings and/or property dispositions, and Tenant shall indemnify Landlord against all damages (including consequential damages in the nature of increased costs or loss of any such transactions, and including attorneys’ fees) directly or indirectly resulting from Tenant’s failure to comply herewith (notwithstanding that any applicable grace or notice period under Section 13 may not have expired). Tenant agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument within fifteen (15) days after request, then Landlord may execute, acknowledge and deliver such instrument as the attorney in fact of Tenant; and Tenant hereby makes, constitutes and irrevocably appoints Landlord its attorney in fact, coupled with an interest, for that purpose.

Notwithstanding anything herein to the contrary, Tenant shall execute and deliver to Landlord, within ten (10) days after the Commencement Date, the Estoppel Certificate/SNDA, the form of which is attached hereto as Exhibit “H” and incorporated herein.

Section 21. Notice of Lease. Tenant agrees that it will not record this Lease. Both parties shall, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be permitted by applicable statute.

Section 22. Notices and Approvals. All notices, requests, demands, consents, elections, approvals, and other communications which may be or are required to be served or given hereunder (hereinafter collectively called “Notices”) shall be in writing and may be delivered in hand or by registered or certified mail (return receipt requested), or by nationally recognized overnight courier, if to Landlord at Landlord’s Address, and if to Tenant, at Tenant’s Address. Each party agrees upon request of the other to immediately acknowledge any such hand delivery. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than two (2) addresses (exclusive of copies of Notices which may be required to be sent to Landlord’s mortgagees). Notices shall be deemed given when mailed in the manner aforesaid provided they are received in due course.

Section 23. Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except for any broker designated in Section 1(A) and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent, other than such designated broker, with respect to this Lease or the negotiation thereof, arising from a breach of the foregoing warranty.

Section 24. Non-Waiver Provision. No assent, express or implied, by either party to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition. The acceptance by Landlord of rent or other payment hereunder, or silence by Landlord as to any breach, shall not be construed as a waiver of any of the Landlord’s rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount with an endorsement or statement thereon, or in a writing accompanying such check, that said lesser amount is payment in full shall be deemed an accord and satisfaction, and the Landlord may accept such check without prejudice to recover the balance due or to pursue any other remedy.

Section 25. Inability to Perform – Exculpatory Clause. Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and to perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is temporarily delayed in making any repairs or replacements by reason of strikes or labor troubles, conditions of supply and demand, or any other similar or dissimilar cause whatsoever beyond Landlord’s control (including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency), provided that in each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform or to secure alternate sources of supply.

Section 26. Limitation of Landlord’s Liability. The term “Landlord”, as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Building, and in the event of any transfer or transfers of title to the Building, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of the Building. Tenant and Tenant’s successors and assigns agree they shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building and in the rents, issues and profits therefrom, and agree to look solely to such interest for the satisfaction of any liability of or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general partner, limited partner, employee or agent of Landlord) ever be personally liable for any such liability.

Section 27. Entire Agreement. This Lease sets forth the entire agreement between the parties hereto and cannot be modified or amended except in writing duly executed by both parties hereto.

Section 28. Partial Invalidity. The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

Section 29. Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Premises (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of rent, or possession of the Leased Premises, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.

Section 30. Tenant as Business Entity. If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized and, if a foreign corporation, has qualified to do business in the Commonwealth of Massachusetts; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provisions of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that any breach of the foregoing warranty and representation shall, at Landlord’s election, be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

Section 31. Applicable Law and Construction; Execution. This Lease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and, if any provision of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be executed in one or more counterparts, all of which are identical, any one of which is used for any purpose. The headnotes throughout this Lease are for convenience or reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Leased Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition. Tenant agrees and acknowledges that the so-called “dependent covenants” rule as developed under the common law, including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1 (1977), shall not apply to this Lease or to the relationship of landlord and tenant created hereunder. Any reference herein to successors and assigns of Tenant is not intended to constitute a consent to any assignment of this Lease by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease.

WITNESS the execution hereof as a sealed instrument as of the date first above written.

LANDLORD:

NEWTON WELLESLEY EXECUTIVE OFFICE PARK LLC
By:	NWEOP Manager, Inc., its Manager

	By:	/s/ Arthur H. Nelson
Arthur H. Nelson, President

TENANT:

FLEETMATICS USA, LLC

By:	/s/ Al Vasile

Its:	Director of Finance and Administration

IF TENANT IS A CORPORATION, TRUST, LIMITED PARTNERSHIP, LIMITED LIABILITY COMPANY OR LIMITED LIABILITY PARTNERSHIP, A SECRETARY’S, CLERK’S, TRUSTEE’S, GENERAL PARTNER’S, MANAGING MEMBER’S OR MANAGING PARTNER’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHALL BE ATTACHED.

EXHIBIT A

Copy of Lease and Amendments

EXHIBIT “A”

Leased Premises

EXHIBIT “B”

Plan of the Parking Area

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Landlord	Tenant

EXHIBIT “C”

70 WALNUT STREET

WELLESLEY, MASSACHUSETTS

RULES AND REGULATIONS

The following rules and regulations have been established for the safety, comfort and general well-being of the tenants of the Office Park as well as for the neat, orderly and attractive appearance and maintenance of all the buildings of the Office Park. They are not intended to modify or vary the terms of your lease.

1.	General Use of Building and Premises

a) Tenant shall not place, store or keep any property adjacent to the Building or upon the adjacent sidewalks or walkways, or in the elevators, vestibules, stairways, corridors, or halls (except as may be necessary for brief periods during deliveries); nor shall Tenant use any such areas for any purpose other than ingress or egress to and from the Leased Premises.

b) No bicycles, vehicles or animals (other than seeing eye dogs) of any kind shall be brought into or kept in or about the Leased Premises.

c) The Leased Premises shall not be used for lodging or sleeping or for any offensive use or purpose.

2.	Normal Building Hours

The Building is generally open from 7:00 a.m. to 7:00 p.m., Monday through Friday. The Building is closed Saturdays, Sundays and certain holidays (New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), although provision will be made for access to the Leased Premises during the periods when the Building is closed.

3.	Construction and Repairs

a) Tenants shall direct all requests for any work in or about the Leased Premises to Landlord’s representative. Landlord’s employees shall not perform any work or do anything outside their regular duties except upon special instruction from the Landlord’s representative.

b) The following rules and regulations have been adopted to govern the performance of all construction or repair work in the Leased Premises, including decoration and installation of fixtures and equipment. These rules and regulations cover not only the actual work, but also cover visits to the Leased Premises by Tenant’s decorators, manufacturers and installers of equipment and fixtures. The purpose of these rules is to minimize the risk of injury to persons or damage to the Building and to avoid conflicts with Landlord’s construction schedules and other scheduled work:

(1) All persons will be required to comply with all posted safety regulations, including those established by the Landlord or any contractor of Landlord such as, but not limited to, wearing protective clothing.

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(2) Except when accompanied by a representative of Landlord or a contractor of Landlord, all persons desiring to visit the Leased Premises must first secure permission through Landlord or Landlord’s contractor or other representative. (This rule does not apply to visits in respect of which prior arrangements have been made for access by Tenant or prospective tenants.)

(3) All schedules for the performance of work and for the delivery and installation of materials must be cleared with Landlord’s representative to avoid conflict with Building construction schedules and work for other tenants. Except where prior arrangements are made, all work must be done and all materials must be delivered between the hours of 7:00 a.m. and 4:00 p.m. (except for the period 8:00 to 9:00 a.m., Monday through Friday, inclusive, during which no such materials shall be delivered); all construction personnel will be required to vacate the Leased Premises not later than 4:00 p.m., unless arrangements are made prior to 3:00 p.m. through Landlord’s representative. See Exhibit “C-l” attached hereto for Moving Procedures.

(4) At least 72 hours before the commencement of any work in or about the Leased Premises or Building, including the installation of any equipment or fixtures, Tenant shall inform Landlord’s representative of the place where the work is to be performed and the date of commencement and the nature of the work to be done, the name of the contractor or other party to perform such work and the name of the individual who will supervise the performance of the work. Tenant shall simultaneously therewith deliver to Landlord a copy of Landlord’s Construction Rules & Regulations, a copy of which are attached hereto as Exhibit “C-2” and incorporated herein, signed by Tenant and its contractor. If requested by Landlord’s representative, Tenant shall cause the contractor or other party doing such work to furnish certificates of such insurance coverage in connection with the performance of such work as Landlord may reasonably require. In any case in which Landlord shall require proof of insurance coverage, the work shall not be commenced until such certificates shall have been furnished.

(5) All personnel of contractors or others performing work for Tenant will be required to work in harmony with any contractor and other persons performing work on the Leased Premises and in the Building on behalf of Landlord.

4.	Signs and Drapes

a) Any signs, lettering or the like installed or erected on the Leased Premises or Building without Landlord’s prior written consent (which consent, as to interior signs, shall not be unreasonably withheld or delayed) may, without notice to Tenant, be removed by Landlord at Tenant’s expense and without any liability to Landlord.

b) In order to preserve the unified and pleasant appearance of the Building, Tenant shall not hang or attach any shades, blinds, screens, draperies or other window accessories of any kind which may be visible from the exterior of the Building without Landlord’s prior written

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approval. Upon Landlord’s election (and at Tenant’s expense, which shall be reasonable and customary), Landlord may require some or all of the windows of the Leased Premises to be furnished with “Building Standard Drapes”. If any window drapes are installed by Tenant, they shall be hung so as to be obscured by the “Building Standard Drapes,” if any are required, when viewed from the exterior of the Building, whether such drapes are open or closed.

5.	Building Utility Systems

a) The water and wash closets and other plumbing fixtures shall be used only for the purposes for which they were designed and constructed and for no other use or purposes; and no sweepings, rubbish, rags, acid, harmful or damaging substances shall be deposited therein.

b) Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the Building air-conditioning systems by keeping window drapes closed while the sun’s rays fall directly on the windows of the Leased Premises.

6.	Deliveries, Parking, Miscellaneous

a) Tenant shall require all hand trucks used for deliveries within the Building made to the Leased Premises to be equipped with rubber tires and bumpers. Elevators may not be used for delivery purposes during the following peak traffic hours: 8:00 a.m. to 9:00 a.m.; 12:00 noon to 1:15 p.m.; and between 4:30 p.m. and 5:15 p.m.

b) The receiving areas for the Building, as designated from time to time by Landlord, are to be used only for deliveries and unloading of merchandise. No vehicle will be allowed to park in any such area after unloading or during service calls. Any tenant or supplier violating such rule may be towed at Landlord’s sole discretion and the violator’s expense.

c) Overnight parking arrangements must be made in advance with Landlord’s representative. Tenant must contact Landlord’s representative when any vehicle is to be left in the parking lot overnight or on weekends. Any vehicle not so approved may be towed at Landlord’s sole discretion and at the violator’s expense.

d) Any “No Parking” signs on the Property shall be strictly observed; offenders may be towed without notice and at their expense.

e) Upon termination of the Lease or occupancy of the Leased Premises, Tenant shall turn over to the Landlord all keys to the Leased Premises and to all rooms therein.

f) Landlord’s representative is to be notified of any oversized material being delivered so that elevator pads may be installed to avoid damage to the elevator cabs.

g) Tenant will be responsible for the cost of removal and disposal of unusually large or heavy loads of rubbish such as obsolete files, wooden packing cases and the like.

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EXHIBIT “C-l”

NEWTON WELLESLEY EXECUTIVE OFFICE PARK

Moving Procedures

Property Manager: The Nelson Companies, Ltd.

(24-hour line): (781) 890-3757

•	Move in/out dates for offices or furniture must be pre-approved by the Landlord’s Property Manager.

•	All large office equipment and items must be moved after hours and/or on weekends (after hours are after 6:00 p.m. and before 7:00 a.m. and weekends are all day Saturday and Sunday).

•

A representative of the Property Manager must be present during the move, and will be at the Tenant’s expense. If all or a portion of the move will be done after hours, the Property Manager’s rate will be billed to the Tenant at an overtime rate.

•	All moves must be done through the first floor ramp access areas. The doors/entrance way must be padded.

•	All carpeting must be covered by a plastic self-adhesive sheathing.

•	ELEVATOR MUST BE PADDED.

•	Any damage caused as a result of a move will be billed to the Tenant.

•	All keys and Card Access given to Tenant must be turned in to the Property Manager on the last day of occupancy.

•	The Leased Premises must be left broom clean and clear of all personal property, debris and trash.

•	Tenant is also responsible for reviewing the Lease to see if any other requirements are so noted in the Lease, such as removal of signage and/or restoration of the Leased Premises.

•

Tenant must also remove any property from, and leave broom clean, any separately leased or occupied storage area. No items can be left in the storage bin even if considered trash by the Tenant. Any lock must be removed from the storage bin and any keys or Card Access must be turned into the Property Manager.

•

All certificates of insurance for all vendors involved in the move must be received and approved by the Landlord prior to the move. The Certificates of Insurance must name the Landlord and its Property Manager as set forth below as additional insureds/certificate holders (except as to workers compensation insurance), and must include all coverages listed below.

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The following shall be listed as additional insureds and certificate holders:

1.	Newton Wellesley Executive Office Park LLC

c/o The Nelson Companies, Ltd.

75 Third Avenue

Waltham, MA 02451

Attn: Douglas G. Waybright

2.	The Nelson Companies, Ltd.

75 Third Avenue

Waltham, MA 02451

Attn: Douglas G. Waybright

Minimum insurance requirements are:

Workers Compensation Insurance	Statutory Maximum

Employer’s Liability Insurance (each accident)	$500,000

Comprehensive General Liability (Bodily Injury)
Each Person	$1,000,000
Each Occurrence and Aggregate	$1,000,000

General Liability (Property Damage)
Each Occurrence and Aggregate	$1,000,000

Comprehensive Automobile Liability (Bodily Injury)
Each Person	$500,000
Each Occurrence and Aggregate	$1,000,000

Comprehensive Automobile Liability (Property Damage)	$200,000

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Landlord	Tenant

EXHIBIT “C-2”

NEWTON WELLESLEY EXECUTIVE OFFICE PARK

40-60-62-70 WALNUT STREET

Construction Rules & Regulations

Prior to commencing any work at 40, 60, 62, or 70 Walnut Street, Tenant and its General Contractor(s) must furnish to Landlord the following:

•

Detailed drawings of the proposed construction, stamped by a registered architect or registered engineer (as applicable) and approved by the Landlord in writing. Any changes to the approved drawings and any design build work must be approved in writing by the Landlord and new drawings reflecting the change or design must be submitted to the Landlord. Final as-built drawings must be submitted to the Landlord within thirty days after the completion of the work.

•	A building permit for the work shown on the stamped drawings above (as applicable).

•	Insurance Certificates from all contractors, subcontractors and vendors working at the premises in accordance with Landlord’s insurance requirements.

•	Contact names and numbers, including a tenant representative and general contractor “on-site” and “office” information.

Building Hours

•

Regular building construction hours are from 7:00 a.m. to 4:00 p.m., Monday through Friday. All employees of Landlord’s Property Manager requested or required during these hours will be billed at the Property Manager’s “regular hours” billing rates. All employees of Landlord’s Property Manager requested or required at all times other than regular hours will be charged at the Property Manager’s “overtime” rates.

Contact Information for Landlord’s Property Manager:

The Nelson Companies, Ltd. (24 hour hotline): 781-890-3757

Fax Number: 781-890-9737

As of 1/1/2005: Attention: Thorn Driscoll (781-890-7600 x226)

tdriscoll@thenelsoncompanies.com

Construction Requirements, Access & Damage

•

All construction equipment, new construction materials and demolition debris must be brought into and out of the buildings only through specific entrances and elevators approved by the Landlord. No other entrances, elevators or exits may be used without prior written

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permission from Landlord. If the elevator use is approved by the Landlord, the elevator must have pads installed at all times. The Landlord will have elevator pads installed at the contractor’s request. Violation of these access rules will be grounds for work stoppage. All damage to any building common areas caused by Tenant or its contractors or subcontractors during construction will be repaired by the Tenant (or its general contractor) or, at the Landlord’s option, by the Landlord, and reimbursed by the Tenant. No final approval of Tenant’s construction will be granted by the Landlord until all damage is repaired and/or reimbursed.

•

In all instances where certain aspects of the proposed construction are not shown in exact detail on approved plans, e.g. installation of conduits, cable runs, piping ductwork, etc., the actual locations and methods of installation of such work shall be coordinated with the Landlord’s Property Manager prior to installation.

•

Whenever piping, ductwork, conduit, and cable penetrate walls or floors, Tenant shall cause its contractor(s) to seal all openings and install any devices, equipment or make such other modifications as required to maintain the integrity of any fire rating and to prevent water from passing through such openings/piping, ductwork, conduit or cable.

•

All surfaces disturbed or modified by the work shall be repaired or replaced and patched to match the appearance and condition of existing adjacent surfaces prior to the work, except that, in the case of the installation of new surfaces and finishes, all existing adjacent surfaces disturbed or modified by the work shall be repaired or replaced and patched to match such new surfaces and finishes being installed.

•

If work shall be undertaken in or adjacent to occupied areas (including floors above and below), Tenant’s contractor(s) shall coordinate their operations with those of the Landlord and adjacent occupants (including on floors above and below) to avoid conflict and shall perform the work in a manner so as not to interrupt the conduct of business.

•

Tenant shall require its contractor(s) to confine their apparatus, storage of materials and operations of their workers to the limits as required by Landlord, and shall not unreasonably encumber the premises with their materials. The contractor(s) shall not obstruct the access to areas, which are in use by Landlord or other building occupants. The contractor(s) shall keep the corridors and exits clear of all debris, materials, and other items, at all times, to provide for normal and fire egress from any building. The premises shall be maintained in a safe and orderly condition at all times.

•

After hours access to Tenant’s contractor(s) is provided through keys and card access. Keys and card access cards will only be issued when the names, phone numbers, and functions of those requesting keys and cards are made known and release of said keys and access cards has been approved by Tenant. Keys and access cards will be billable to the Tenant. Tenant and/or its contractor(s) will be responsible for any lost/stolen equipment or belongings.

•	Tenant’s contractor(s) shall comply with all applicable codes. Previously abandoned materials or equipment shall not be left above ceilings, behind walls or on concrete structures

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or concrete decks, including without limitation wires, fasteners, ACT hangers, empty piping, empty conduit, etc., either at the time of Tenant’s construction in such areas, or upon any required restoration of the Leased Premises by Tenant. The Landlord or Property Manager shall review all demolition areas prior to reconstruction by Tenant’s contractor(s) or at the time of restoration of the Leased Premises, if required.

•	All floor/wall ceiling deck penetrations in electrical closets or other locations shall be fire proofed.

•	All new entry door hardware installed by or on behalf of Tenant in the Leased Premises must be setup to accept Arrow cores, using a 7-pin interchangeable core system.

Construction Dumpsters

•

All dumpster locations and sizes must be approved by Landlord’s Property Manager prior to placement or they will be removed at the Tenant’s expense. Tenant’s contractors) shall not throw materials or debris from windows or roofs nor use any trash containers belonging to Landlord or other tenants or occupants of the buildings for disposal.

Noise, Odors, & Coring

•

All extremely loud construction must be performed between the hours of 6:00 p.m. and 8:00 a.m. Landlord, at any time and at its sole discretion, may require certain loud or disruptive construction activities to be performed during the above hours.

•	Any construction activity producing odors unacceptable to other tenants of any building must be performed at hours stipulated by Landlord.

•	Polymix painting is only permitted on weekends and must not be performed any later than 5:00 p.m. on Sunday.

•

Coring must be approved in writing by Landlord and the exact location of cores must be marked and approved in the field by Landlord’s Property Manager. No drilling or coring shall be done in any building during business days after 8:00 a.m. and before 5:30 p.m.

IMPORTANT NOTICE

Fire Alarm & Fire Alarm Devices

•

All fire alarm work and fire alarm device installation must be performed and programmed, or closely supervised, by Landlord or its Property Manager. Any incorrect or faulty work will be repaired or redone by Landlord or its Property Manager and charged to the Tenant.

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Building System Shutdowns

•

Tenant’s contractor(s) shall not interrupt existing utilities servicing occupied areas, except when previously authorized in writing by Landlord and by any authorities having jurisdiction. Tenant’s contractor(s) shall provide temporary services or by-pass connections during interruptions of existing utilities (as approved by Landlord and any authorities having jurisdiction) to maintain continuity of service to occupied areas of any affected buildings. Tenant’s contractors) shall notify Landlord at least forty-eight (48) hours in advance of the desire to connect, disconnect, turn on, or turn off any utility services affecting any building.

•	All Building system shutdowns must be approved and performed by Landlord’s Property Manager at its standard billing rates.

Signage

•	All requests for temporary signage shall be made to Landlord’s Property Manager. No temporary or permanent signs may be placed or installed prior to written approval from Landlord’s Property Manager.

Security

•	Tenant and its contractor(s) are responsible for all security during construction.

By signing below, Tenant and/or its contractor(s), as applicable, acknowledge receipt of the foregoing Construction Rules and Regulations, and their agreement to same.

TENANT

FleetMatics USA, LLC
[Print or type Tenant’s name]

By:	/s/ Al Vasile
Its Director of Finance and Administration

Date:	12/22/2010

Tenant’s Rep:	Al Vasile

Phone:	Fax:

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TENANT’S CONTRACTOR

[Print or type Tenant’s Contractor’s name]

By:
Its

Date:

Contractor’s Representative(s)

[Print or type Contractor’s Representative’s name]

Phone:	Fax:

Contractor’s On-Site Representative(s)

[Print or type Contractor’s Representative’s name]

Phone:	Fax:

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EXHIBIT “D”

LANDLORD’S CONSTRUCTION WORK

LEASE WITH FLEETMATICS USA, LLC

(A) Leasehold Improvements. Landlord agrees to make the following improvements to the Leased Premises: Landlord shall demise and configure the Leased Premises in accordance with the plans and specifications attached hereto and incorporated herein as Exhibits “D-l” and “D-2” (hereinafter the “Leasehold Improvements”).

(B) Construction of Leasehold Improvements. The construction shall be performed by or on behalf of Landlord in a good and workmanlike manner in compliance with all applicable laws, orders, rules, regulations and codes of the governmental and administrative bodies and agencies having jurisdiction over the work.

(C) Tenant Changes to Leasehold Improvements. If Tenant requests a change in the Leasehold Improvements, Landlord shall notify Tenant in writing, before executing the change, of the cost thereof to Tenant and the delay in the Anticipated Commencement Date, if any, caused by the change, and, in such event, a Tenant’s Delay, as hereinafter described in Paragraph D hereof. The cost to Tenant shall be the net increase to Landlord in the cost of the work as a result of Tenant’s change(s). Tenant shall have three business (3) days from receipt of this information from Landlord to notify Landlord to proceed with the change or to withdraw the request. Tenant’s failure to respond within the three business day period will be deemed a withdrawal of the request. The cost of a change order shall be based on established unit costs (where available and/or applicable) or by appropriate bid. Payments by Tenant to Landlord for changes that increase the costs of the Leasehold Improvements shall be made pro rata as such work progresses so long as the work is substantially complete and Landlord has submitted an itemized bill thereof. Tenant’s payment shall be made within twenty (20) days after receipt of invoice therefor. Notwithstanding anything herein to the contrary, Landlord reserves the right of final approval of the Leasehold Improvements, not to be unreasonably withheld.

(D) Tenant’s Delay.

(1) Any delay in the Anticipated Commencement Date as the result of any of the following are herein referred to collectively and individually as “Tenant’s Delay”;

(a) a change to the Leasehold Improvements, per Paragraph C hereof, that results in a delay in the Anticipated Commencement Date;

(b) any request by the Tenant that Landlord delay in the commencement or completion of the Leasehold Improvements as per this Exhibit “D”;

(c) any delay caused by Tenant’s failure to select the carpeting or painting colors or any other items with respect to the Leasehold Improvements requiring Tenant’s decision within the time periods provided by Landlord or Landlord’s contractors or subcontractors;

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(d) any delay caused by Tenant in the exercise of its rights under Paragraph E of this Exhibit “D”; and

(e) any other act or omission of Tenant (including the Tenant’s Representative, as hereinafter defined) or its officers, agents, servants or contractors, including the unreasonable delay or withholding of approvals requested by Landlord not specifically delineated above.

(2) The Commencement Date defined in Section 3(A)(2) of this Lease shall be accelerated and shall be deemed to have occurred on that date which precedes the actual Commencement Date by the aggregate length of Tenant’s Delays. In the event a Tenant’s Delay shall occur, Landlord and Tenant will endeavor to work cooperatively to regain any time lost due to such Tenant’s Delay; provided, however, Landlord shall not be required to incur additional costs, e.g. such as performing the work on an over-time basis. If such cooperative effort results in regaining some or all of any time lost due to such a Tenant’s Delay, appropriate adjustments shall be made by Landlord in the application of the provisions of this subparagraph.

(E) Tenant’s Work. At least two weeks prior to the Anticipated Commencement Date, during the course of construction of the Leasehold Improvements, Tenant, or Tenant’s agents, employees, contractors or subcontractors may enter upon the Leased Premises for purposes of taking measurements, making plans, installing trade fixtures, wiring, setting up furniture and equipment, or doing such other similar work (collectively “Tenant’s Work”) without being deemed thereby to have taken possession of the Leased Premises. Tenant’s use of and entry upon the Leased Premises for Tenant’s Work shall be on all of the terms, covenants and conditions of this Lease, except as to payment of rent or additional rent or other charges. In the exercise of Tenant’s rights under this Paragraph E, Tenant shall not interfere with or delay the construction of the Leasehold Improvements, and any of Tenant’s Work shall be performed solely during such period(s) of time as Landlord or Landlord’s contractor shall designate.

(F) Tenant’s Representative. Tenant hereby appoints                      to act on its behalf and represent its interest with respect to all matters requiring Tenant’s action with respect to the completion of the Leasehold Improvements (hereinafter “Tenant’s Representative”). Tenant shall have the right to change its designated Tenant’s Representative by giving Landlord at least five (5) days prior written notice.

INITIALS:
Landlord	Tenant

EXHIBIT “D-l”

LEASE WITH FLEETMATICS USA, LLC

Landlord’s Construction Work

Not-to-Scale

INITIALS:

Landlord — Tenant

A-103

Fleet Matics

NEWTON - WELLESLEY
EXECUTIVE OFFICE PARK

ScottGriffin
ARCHITECTS

EXHIBIT “D-2”

LEASE WITH FLEETMATICS USA, LLC

Landlord’s Construction Work

Landlord will make the following improvements to the Leased Premises:

1. Configure Leased Premises per sketch plan attached hereto as Exhibit “D-l”, including construction of twelve (12) private offices with sidelights, one (1) large conference room with double sidelights and glass door, two (2) small conference rooms with sidelights, a Kitchenette, a Server Room, and a reception area. New construction will be sheetrock walls and full height wood doors with painted steel frames. Landlord will install at Tenant’s request, and at Tenant’s sole cost and expense, supplemental cooling in the Server Room.

2. Furnish and install approximately ten (10) feet of new white Mills Pride or equivalent cabinets, CurveFlo Futura series laminated countertop or equivalent and Elkay stainless steel sink or equivalent in the Kitchenette shown on Exhibit “D-l”.

3. Furnish and install up to fifteen (15) feet of shelving in Server Room.

4. Furnish and install electric outlets (up to four (4) per office or room) and switches in each office or room and furnish and install a dedicated circuit and one switch in the Kitchenette and Server Room.

5. Furnish and install appropriate power feeds for workstations based on furniture manufacturer recommendations and appropriate power receptacles for Kitchenette and coffee stations.

6. Furnish and install new building standard 2’ x 2’ Recessed Direct/Indirect Luminaire lights with electronic ballasts throughout the Leased Premises.

7. Furnish and install new carpeting throughout the Leased Premises (Shaw’s Philadelphia Line, 28 oz. commercial grade with new matching carpet base) and new VCT in the Kitchenette and Server Room (Armstrong Excelon)

8. Furnish and install a new ceiling grid and new ceiling tiles throughout the Leased Premises (Armstrong Cortega Tegular or comparable).

9. Paint the walls throughout the Leased Premises (Benjamin Moore or equivalent). (Tenant may select a maximum of two different colors).

10. Deliver all building mechanical systems (HVAC and electrical) in good working order and condition based on the configuration of the Leased Premises in accordance with Exhibit “D-l” hereto.

INITIALS:
Landlord	Tenant

EXHIBIT “F”

NEWTON WELLESLEY EXECUTIVE OFFICE PARK

BUILDING SERVICES

A.	GENERAL CLEANING (MONDAY THROUGH FRIDAY, HOLIDAYS EXCLUDED)

1.	All stone, ceramic tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

2.	All wood, linoleum, rubber asphalt, vinyl, and other similar types of floors to be swept nightly, using approved dust-down preparation and mopped or cleaned with dry system cleaner as may be required, but not less often than monthly; all carpeting and rugs to be carpet swept nightly and vacuum cleaned once each week.

3.	Wax all public areas monthly.

4.	Hand dust and wipe clean all furniture, files and windows sills as necessary.

5.	Empty and clean all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area.

6.	Empty and clean all ash tray urns nightly.

7.	Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

8.	Hand dust all door and other ventilating louvres within reach, as necessary, but not less often than nightly.

9.	Dust all telephones as necessary.

10.	Wipe clean and polish all bright metal work as necessary.

11.	Check all stairwells throughout entire Building nightly and keep in clean condition, washing same as necessary.

12.	Metal doors and trim of all public elevators cars to be properly maintained and kept clean.

B.	Lavatories

1.	Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

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Landlord	Tenant

2.	Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals in all lavatories using non-scented disinfectants.

3.	Wash all toilet seats nightly.

4.	Fill toilet tissue holders nightly and add sanitary napkins as required.

5.	Empty paper towel receptacles and transport waste paper to designated area nightly.

6.	Empty sanitary disposal receptacles nightly.

7.	Thoroughly wash and polish all wall tile weekly and stall surfaces as often as necessary.

C.	High Dusting

Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following:

1.	Dust all pictures, frames, charts, graphs and similar wall hangings.

2.	Dust exposed pipes, ventilation and air conditioning louvres, ducts and high moldings.

D.	Window Cleaning

1.	All exterior windows from the second floor to the roof to be cleaned inside and outside as necessary.

2.	Entrance doors and elevator lobby glass to be kept in a clean condition.

3.	Wipe down all metal window frames as necessary, but not less often than monthly.

E.	Building Lobbies

1.	Floors to be swept and washed nightly, and machine scrubbed as necessary.

2.	Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

3.	Walls, metal work and saddles to be dusted and rubbed down nightly.

4.	Lobby walls to be dusted as often as necessary, but not less often than weekly.

5.	Screen and clean sand urns nightly.

6.	Clean all unpainted metal work.

7.	Clean drapes as required.

INITIALS:
Landlord	Tenant

EXHIBIT “H”

LEASE WITH FLEETMATICS USA, LLC

Form of Estoppel Certificate (Office Building Tenant)

            , 2011

NWEOP Loan,

LLC One Appleton Street

Boston, MA 02116

The Manufacturers Life Insurance Company (U.S.A.)

200 Bloor Street East

Toronto, Ontario, Canada M4W 1E5

Attn: U.S. Mortgage Department

Ladies and Gentlemen:

The undersigned certifies solely to and agrees with NWEOP Loan, LLC, The Manufacturers Life Insurance Company (U.S.A.) and their respective successors and assigns (as successor-in-interest to Morgan Stanley Mortgage Capital Inc.) (collectively “Lender”), to the actual knowledge of the undersigned, and as of the date hereof as follows:

1. It is the tenant under a lease dated             , 2010 (the “Lease”) between Newton Wellesley Executive Office Park LLC, as landlord (together with its successors and assigns, “Landlord”), and the undersigned, as tenant (“Tenant”), for 8,500 square feet (being the entire 2nd Floor) (the “Leased Premises”) at 70 Walnut Street, Wellesley, MA 02481 (the “Building”). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as follows: None. There are no other agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Building.

3. Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. Tenant has no right to “go dark” under the Lease except as follows: None. If a right to “go dark” is indicated in the previous sentence, Tenant has not exercised such right. Tenant is in physical occupancy of the entire Leased Premises and is open for business. The Lease commenced on             , 2011, subject to the following renewal options: Two three-year options at the greater of market or the rent as of the end of the initial term of the Lease upon not less than nine months prior written notice.

4. The monthly fixed, minimum or basic rent under the Lease for the first year is $13,812.50, and commences             , 2011 (four months after the

INITIALS:
Landlord	Tenant

Commencement Date). All additional rent, percentage rent, Tenant’s proportionate share of real estate taxes, insurance and operating expenses and all other sums or charges due and payable under the Lease by Tenant have been paid in full and no such rents, additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof and Tenant agrees not to pay any such rents, additional rents, percentage rents or other sums or charges more than one (1) month in advance unless otherwise specified in the Lease. Tenant agrees that upon notification by Lender in writing that rental payments are to be made to Lender because of a default under the loan made by Lender to Landlord, Tenant will cease making rental payments to Landlord, or its successors and assigns, and will begin making such rental payments directly to Lender.

5. The amount of the security deposit is $            .

6. To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

7. Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease.

8. All improvements required to be completed by Landlord have been completed and there are no contributions, credits, free rent, rent abatements, deductions or other sums due to Tenant from Landlord.

9. Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

10. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Building. Tenant has preferential rights to the First Floor in the Building, subject to prior rights of existing tenants.

11. Since the date of the Lease, there has been no material adverse change in the financial condition of the Tenant, and there are no voluntary actions or, to Tenant’s best knowledge, involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

12. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof (including, without limitation, all terms, covenants and provisions with respect to the disposition of any casualty insurance proceeds or condemnation awards) and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to that certain Mortgage and Security Agreement (the “Mortgage”) dated September 5, 2002, given by Landlord to Lender which encumbers, among other things, the Leased Premises, and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage, including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

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Landlord	Tenant

13. If any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Leased Premises, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the Leased Premises, subject to any approved subleases or assignments, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease beyond applicable cure periods, if any, on Tenant’s part to be observed or performed.

14. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 13 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the Leased Premises, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest or (f) bound by any assignment of

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Landlord	Tenant

the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease or unless previously approved by Lender. In the event that any liability of Purchaser does arise pursuant hereto, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease, except as otherwise specifically herein provided.

15. Tenant has no right to terminate the Lease except, to the extent specifically contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.

16. Tenant will not seek to terminate the Lease or seek or assert any set-off or counterclaim against the rent or additional rent by reason of any act or omission of Landlord, until Tenant shall have given written notice of such act or omission to Lender at the address set forth above. Tenant will accept performance by Lender of any term of the Lease required to be performed by Landlord, with the same force and effect as though performed by Landlord, although Lender shall in no event be required to do so. Lender shall have a reasonable time after actual receipt of any notice of default by Landlord within which to cure any such default.

17. Tenant agrees that the Lease shall not hereafter be modified or amended except in accordance with the terms of the Lease without the prior written consent of Lender and that Lender, its designee and any purchaser at a sale mentioned in paragraph 12 above will not be bound by any modification of the Lease including, without limitation, any reduction in rent or term, except in accordance with the terms of the Lease, unless Lender has consented thereto.

18. Attached hereto as Exhibit A is a true copy of the Lease and all amendments, modifications and supplements thereto.

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Landlord	Tenant

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Tenant acknowledges that Lender will rely on this letter in making a loan or otherwise extending credit to Landlord. The information contained in this letter shall be for Lender’s benefit and for the benefit of Lender’s successors and assigns.

Very truly yours,

FLEETMATICS USA, LLC

By:
Name:
Title:

AGREED TO BY LENDER AS TO PARAGRAPHS 13 AND 14 ABOVE: NWEOP LOAN LLC

By:
Its:

INITIALS:
Landlord	Tenant

EXHIBIT “I”

SIGNAGE

LEASE WITH FLEETMATICS USA, LLC

Tenant shall have the following rights with respect to signage:

Landlord shall install building standard signage for Tenant on the Common Lobby Directory at Landlord’s sole cost and expense (upon the commencement of the Lease). Subsequent changes to such signage at Tenant’s request, subject to Landlord’s prior approval, shall be at Tenant’s sole cost and expense.

Landlord shall install at Tenant’s request, and at Tenant’s sole cost and expense, signage (Business name only) on a monument sign, to be installed by Landlord at the entry to the Building or the Property, subject, however, to approvals by the Town of Wellesley.

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Landlord	Tenant

EXHIBIT “J”

OPTION TO EXTEND

LEASE WITH FLEETMATICS USA, LLC

Tenant, so long as it is then in possession of the Leased Premises, as constituted at the Termination Date of the Lease, and is not in default under the terms of the Lease beyond any applicable grace periods, shall have the right to extend the Term hereof as to the said Leased Premises for two additional terms of three (3) years each upon written notice to Landlord given not less than nine (9) months prior to the expiration of the initial Term or an extension term, as applicable, of the Lease. In the event Tenant shall exercise such rights to extend, each extension period shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such extension period, except that the Minimum Annual Rent due from Tenant during the applicable extension period shall be increased to equal the greater of (a) the prevailing rents for comparable rental property in the Route 128 area in effect as of the commencement of such extension period as determined by Landlord (the “market rate”), or (b) the Minimum Annual Rent payable by Tenant hereunder as of the expiration of the initial Term or the immediately preceding extension term, as applicable, of the Lease.

If Tenant does not agree with the market rate, then the determination as to market rate shall, upon the election of Tenant, be submitted to arbitration, as follows: market rate shall be determined by impartial arbitrators, who shall be reputable real estate brokers having at least 10 years experience leasing commercial properties in the Wellesley, Route 128 area, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected if necessary, as below provided. The unanimous written decision of the two first chosen (without selection and participation of a third arbitrator), or otherwise the average of the amount determined by each of the three arbitrators chosen and selected as herein provided, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the Boston Office of the American Arbitration Association and ask them to select an impartial third arbitrator (who shall be a qualified Real Estate appraiser dealing with like types of properties), to determine the market rate applicable to the Leased Premises. Such third arbitrator and the first two chosen shall render their decision within thirty (30) days following the date of appointment of the third arbitrator and shall notify Landlord and Tenant thereof. Landlord and Tenant shall divide equally all expenses of the arbitrators and arbitration. If the dispute between the parties as to market rate has not been resolved before the commencement of Tenant’s obligation to pay Minimum Annual Rent based upon such market rate, Tenant shall pay Minimum Annual Rent under the Lease based upon the market rate designated by Landlord until either (1) agreement of the parties as to the market rate or (2) decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of Minimum Annual Rent to Landlord, or Landlord shall refund any overpayment of Minimum Annual Rent to Tenant, as the case may be.

INITIALS:
Landlord	Tenant

EXHIBIT “K”

PREFERENTIAL RIGHT

LEASE WITH FLEETMATICS USA, LLC

Tenant, so long as it is then in possession of the Leased Premises and is not in default under the terms of the Lease beyond any applicable grace periods, shall have the following two preferential rights with respect to the leasing of space on the First Floor of the Building (the “Offered Space”), subject, however, to the prior rights of existing tenants of the Offered Space and other tenants of Landlord in the Office Park.

(1)	Initial Preferential Right.

(a) After the date of this Lease, prior to entering into a lease with any tenant for the Offered Space, which tenant does not have prior rights to the Offered Space, Landlord shall give notice to Tenant, which notice shall set forth the proposed term and rental rate for Tenant for the Offered Space (“Landlord’s Initial Notice”). The Minimum Annual Rent for the Offered Space shall be equal to the greater of (i) the Minimum Annual Rent for the Leased Premises on a per square foot basis as of the date of Landlord’s Initial Notice to Tenant, or (ii) the prevailing rents on a per square foot basis for comparable rental property in the Wellesley, Route 128 area as of the date of Landlord’s Initial Notice, as determined by Landlord.

(b) Tenant shall have ten (10) days following Landlord’s Initial Notice to exercise its Initial Preferential Right to lease the Offered Space. If Tenant so elects to lease the Offered Space, Landlord and Tenant shall promptly (and in any event within twenty (20) days of Tenant’s acceptance) enter into an amendment of this Lease reflecting the inclusion of the Offered Space within the Leased Premises, in accordance with the terms and conditions contained in Tenant’s then existing Lease except as to the term and rent as hereinabove provided.

(c) If Tenant fails to notify Landlord within the requisite ten (10) days or if Landlord and Tenant fail to enter into an appropriate amendment within the time frame outlined above, Landlord shall be free to lease the Offered Space to any other tenant, and this Initial Preferential Right shall be null and void and of no further force or effect with respect to such Offered Space.

(2)	Final Preferential Right.

(a) After the expiration of a Lease for the Offered Space entered into by Landlord after the expiration of Tenant’s Initial Preferential Right as hereinabove provided, prior to entering into a subsequent lease with any other tenant for the Offered Space, which tenant does not have prior rights to the Offered Space, Landlord shall give notice to Tenant, which notice shall set forth the proposed term and rental rate for Tenant for the Offered Space (“Landlord’s Final Notice”). The Minimum Annual Rent for the Offered Space shall be equal to the greater of (i) the Minimum Annual Rent for the Leased Premises on a per square foot basis as of the date of Landlord’s Final Notice to Tenant, or (ii) the prevailing rents on a per square foot basis for comparable rental property in the Wellesley, Route 128 area as of the date of Landlord’s Final Notice, as determined by Landlord.

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Landlord	Tenant

(b) Tenant shall have ten (10) days following Landlord’s Final Notice to exercise its Final Preferential Right to lease the Offered Space. If Tenant so elects to lease the Offered Space, Landlord and Tenant shall promptly (and in any event within twenty (20) days of Tenant’s acceptance) enter into an amendment of this Lease reflecting the inclusion of the Offered Space within the Leased Premises, in accordance with the terms and conditions contained in Tenant’s then existing Lease except as to the term and rent as hereinabove provided.

(c) If Tenant fails to notify Landlord within the requisite ten (10) days or if Landlord and Tenant fail to enter into an appropriate amendment within the time frame outlined above, Landlord shall be free to lease the Offered Space to any other tenant, and this Final Preferential Right shall be null and void and of no further force or effect with respect to such Offered Space.

INITIALS:
Landlord	Tenant